Filed Pursuant to Rule 424(b)(3)
Registration No. 333-225551

PROSPECTUS SUPPLEMENT dated June 19, 2020 (To Prospectus dated October 31, 2018)

$400,000,000 ETRACS Alerian Midstream Energy Index ETN due June 21, 2050

The ETRACS Alerian Midstream Energy Index ETN due June 21, 2050 (the “Securities”) are senior unsecured debt securities issued by UBS that provide an unleveraged long exposure to the performance of the Alerian Midstream Energy Index (the “Index”), subject to a Daily Tracking Fee (as described below) (equivalent to 0.75% per annum). The Index is a broad based composite of North American energy infrastructure companies that earn the majority of their cash flow from midstream energy activities involving energy commodities. Investing in the Securities involves significant risks. You will receive a cash payment at maturity or upon exercise by UBS of its call right, based on the performance of the Index less the Daily Tracking Fee, as described herein. If you elect to redeem your Securities early, you will receive a cash payment upon early redemption based on the performance of the Index less the Daily Tracking Fee and the Redemption Fee Amount, as described herein. The Securities may pay a quarterly coupon during their term.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You will lose some or all of your principal at maturity, early redemption or upon exercise by UBS of its call right if the level of the Index declines or does not increase by an amount sufficient to offset the Daily Tracking Fee and the Redemption Fee Amount, if applicable (less any Coupon Amounts you may be entitled to receive). Any payment on the Securities at maturity, upon early redemption or upon exercise by UBS of its call right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption.

The Securities are intended to be used as part of an overall diversified portfolio and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investments in the Securities.

Although the Securities have been approved for listing on NYSE Arca, subject to official notice of issuance, there is no guarantee that a liquid market will develop or be maintained.

General Considerations for the Securities

➢	The Securities are senior unsecured debt securities issued by UBS, maturing on June 21, 2050.

➢	The initial issuance of the Securities will trade on June 19, 2020 and settle on June 24, 2020.

➢	The Securities do not guarantee any return of principal and, although they may pay a quarterly coupon payment, there is no guaranteed fixed coupon or interest amount during their term.

➢	The Closing Indicative Value of the Securities is recalculated each calendar day to reflect the performance of the Index.

➢

A Daily Tracking Fee calculated at the rate of 0.75% per annum of the Current Principal Amount on the previous calendar day is deducted each calendar day from the Current Principal Amount on such calendar day.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the Closing Indicative Value of the Securities at the end of the applicable measurement period, as described herein.

➢

You may exercise your right to redeem your Securities early with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Closing Indicative Value on the Redemption Valuation Date, less the Redemption Fee Amount, as described herein.

➢

The Index is designed to track North American energy infrastructure companies that earn the majority of their cash flow from midstream energy activities involving energy commodities, which have historically exhibited high levels of volatility and you should expect the trading price and the Current Principal Amount of the Securities to be volatile.

See “Risk Factors” beginning on page S-19 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities may have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated June 19, 2020

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B

Initial Trade Date:	June 19, 2020

Initial Settlement Date:	June 24, 2020

Term:	30 years, ending on the Maturity Date, subject to your right to require UBS to redeem your Securities on any Redemption Date and to the UBS Call Right, each as described below.

Maturity Date:	June 21, 2050, subject to adjustment

Stated Principal Amount:	$25.00 per Security. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

Underlying Index:	The Alerian Midstream Energy Index (Bloomberg: “AMNA Index”) is a broad-based composite of North American energy infrastructure companies who earn the majority of their cash flow from midstream activities involving energy commodities, such as gathering & processing, liquefaction, pipeline transportation, rail terminaling, and storage of energy commodities. The Index is calculated by S&P Dow Jones Indices using a capped, float-adjusted, capitalization weighted methodology. We refer to the companies included in the Index as the “Index Constituent Securities”). See “Alerian Midstream Energy Index” beginning on page S-39.

Closing Indicative Value

The Closing Indicative Value represents the dollar value per Security that an investor would receive on any day, if it redeemed the Security on such day (excluding any Redemption Fee Amount).

The “Closing Indicative Value” per Security, will be calculated as follows:

(1)  On the Initial Trade Date, $25.00 per Security;

(2)  On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

CurrentPrincipal Amount + Accrued Dividend

(3)  From and including the first day of an applicable Measurement Period, an amount per Security equal to:

       Current Principal Amount + Accrued Dividend + Measurement Period Cash Amount

The minimum value of the Closing Indicative Value on any calendar day will be zero. The actual trading price of the Securities in the secondary market may vary significantly from their Closing indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

Current Indicative Value / intraday indicative value:

The “Current Indicative Value” (or “intraday indicative value”), as determined by the Security Calculation Agent, means the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day.

For the purposes of calculating the Current Indicative Value, the Index Factor (which is a component of the Current Principal Amount definition) will be determined using the Intraday Index Value. Additionally, from and including the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day, and (ii) the Residual Factor from the immediately preceding calendar day.

The minimum value of the Current Indicative Value (or intraday indicative value) on any calendar day will be zero. The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (or intraday indicative value).

If the Securities undergo a split or reverse split, the Current Indicative Value (or intraday indicative value) will be adjusted accordingly.

Current Principal Amount

The Current Principal Amount represents the notional investment in the Index Constituent Securities per Security at the close of trading on any calendar day.

The “Current Principal Amount” per Security, will be calculated as follows:

(1)  On the Initial Trade Date, $25.00 per Security;

(2)  On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period

(CurrentPrincipal Amount on the previous calendar day × Index Factor) - Daily Tracking Fee

(3)  From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(CurrentPrincipal Amount, on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor)

On any calendar day during the Measurement Period that is not an Index Business Day, the Current Principal Amount will be equal to the Current Principal Amount on the previous calendar day.

The minimum value of the Current Principal Amount on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

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Index Factor:

The “Index Factor” on any Index Business Day prior to but excluding the first day of an applicable Measurement Period, will equal:

(i) the Index Closing Level, on such Index Business Day, divided by, (ii) the Index Closing Level, on the immediately preceding Index Business Day.

From and including the first day of an applicable Measurement Period, the Index Factor will equal:

(i) the Index Closing Level, on such calendar day, divided by, (ii) the Index Closing Level on the calendar day immediately preceding the first day of such Measurement Period.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day. The Index Factor will therefore equal one (1) on any calendar day that is not an Index Business Day and is prior to the first Index Business Day of a five-day Measurement Period.

Daily Tracking Fee:

The “Daily Tracking Fee” means, as of any date of determination, an amount per Security equal to 0.75% per annum, calculated as follows:

(1)  On the Initial Trade Date, $0.00 per Security;

(2)  On any subsequent calendar day:

(0.75% / 365) × Current Principal Amount on the immediately preceding calendar day × Index Factor

The minimum value of the Daily Tracking Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

Accrued Dividend

The “Accrued Dividend” means, as of any date of determination, an amount per Security equal to:

(1)  On the Initial Trade Date, $0.00 per Security;

(2)  On any subsequent calendar day: (a) the Accrued Dividend as of the immediately preceding calendar day, plus (b) the Daily Dividend on such calendar day, minus (c) the Coupon Amount on such calendar day.

If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.

Coupon Amount:

The “Coupon Amount” per Security, will be calculated as follows:

(1)  On any calendar day that is not a Coupon Ex-Date, the Coupon Amount is equal to zero.

(2)  On any calendar day that is a Coupon Ex-Date, the Coupon Amount will equal the Accrued Dividend on the Coupon Valuation Date immediately preceding such Coupon Ex-Date.

The  minimum value of the Coupon Amount will be zero.

If a day that would otherwise be a Coupon Ex-Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the Coupon Amount corresponding to such Coupon Ex-Date will be included in the Cash Settlement Amount or Call Settlement Amount payable at maturity or call, respectively.

For each Security you hold on the applicable Coupon Record Date you may receive on each Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page S-49, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index Constituent Securities would have been entitled to receive in respect of the Index Constituent Securities during the relevant period.

Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the dividend or cash distribution to holders of such Index Constituent Security by the scheduled payment date for such dividend or cash distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Coupon Amount. Any such delayed dividend or cash distribution payments from the issuer of an Index Constituent Security will be attributed back to the Accrued Dividend and included in the next Coupon Amount.

If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.

Daily Dividend:

The Daily Dividend is intended to approximate the amount of distributions in US Dollars that a holder of the Securities would receive if such holder held an unleveraged investment in the Index Constituent Securities directly.

The “Daily Dividend” per Security on any calendar day will equal:

(a) (i) the Index Dividend Point, times (ii) the Current Principal Amount on the immediately preceding calendar day, divided by (b) the Index Closing Level on the immediately preceding calendar day.

The  Daily Dividend will be rounded to four decimal places.

Index Dividend Point:	The Index Dividend Point as determined by the Index Calculation Agent on any calendar day, represents the total cash value of distributions that a hypothetical holder of the Index Constituent Securities, in proportion to the weights of the Index Constituent Securities, would have been entitled to receive with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs on such calendar day. The Index Dividend Point may not be publicly disseminated by the Index Calculation Agent. The data used to calculate the Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any other requirements of the Index Calculation Agent in order to access such information.

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The “Index Dividend Point” on any calendar day means an amount per Security equal to (a) (the sum of the products of (i) the cash value of distributions, that a hypothetical holder of one share of an Index Constituent Security, whose “ex-dividend date” occurs on such calendar day, would have been entitled to receive (subject to adjustments relating to foreign exchange rate fixings or dividend withholding taxes, described below), and (ii) the number of index shares of that Index Constituent Security included in the Index as of such date), divided by (b) the Divisor, as of such date.

In respect of distributions on any Index Constituent Security organized under the laws of Canada or any province or territory of Canada (a “Canadian Index Constituent Security”), on their respective “ex-dividend date”, the cash value of distributions will be deemed to be converted from Canadian Dollars to US Dollars at the WM / Reuters USD/CAD foreign exchange rate as of 4:00 p.m. London Time on such ex-dividend date. These mid-market fixings are calculated by the WM Company based on Reuters data and appear on the Reuters pages WMRA. This reference WM / Reuters foreign exchange rate fixing is subject to adjustment, as further described in the “Specific Terms of the Securities — Coupon Payment” beginning on page S-49.

As of the date of this prospectus supplement, the applicable dividend withholding tax would reduce the cash value of distributions in respect of any Canadian Index Constituent Security by 15% for purposes of calculating the Index Dividend Point. The 15% rate is subject to adjustment if there is a change under Canadian law or the tax treaty between the United States and Canada or to the Canadian dividend withholding tax rate applicable to a U.S. holder of a Canadian Index Constituent Security that is eligible for the benefits of the tax treaty between the United States and Canada. See “Specific Terms of the Securities — Coupon Payment” beginning on page S-49.

In the event that an adjustment relating to foreign exchange rate fixings or dividend withholding taxes is made, we will issue a press release announcing such adjustment and the effective date for such adjustment.

Divisor	The “Divisor” means, as of any date of determination, the divisor used by the Index Calculation Agent to calculate the Index Closing Level.

Early Redemption; Redemption Amount:

Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date - the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is equal to or less than zero, the payment upon early redemption will be zero.

Redemption Fee Amount:	The “Redemption Fee Amount” means, as of any Redemption Valuation Date, an amount per Security equal to: 0.125% × Closing Indicative Value of the Security as of such Redemption Valuation Date.

Payment at Maturity; Call Settlement Amount; Cash Settlement Amount:

For each Security, unless earlier redeemed, you will receive at maturity or upon UBS call a cash payment equal to the Closing Indicative Value on the last day of an applicable Measurement Period

We refer to this cash payment as the “Cash Settlement Amount” or the “Call Settlement Amount”, as applicable. If the amount so calculated is equal to or less than zero, the payment at maturity or upon UBS call, as applicable, will be zero.

UBS Call Right:

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

In the event that the Market Value of the Securities outstanding is less than $250,000,000 as at the close of business on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right, the Call Measurement Period will be the Call Valuation Date. For details of the applicable “Call Measurement Periods”, see “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-59.

Call Valuation Date:	The “Call Valuation Date” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.

Measurement Period / Market Value:

The “Measurement Period” means the Final Measurement Period or the Call Measurement Period, as applicable.

The “Final Measurement Period” means:

(1)  if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $250,000,000, the Calculation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event”;

(2)  if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $250,000,000, the five (5) Index Business Days from, and including, the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

The  “Call Measurement Period” means:

(1)  if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is less than $250,000,000, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”; or

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(2)  if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is equal to or greater than $250,000,000, the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event.”

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement Period.

The “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding (a) the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right, or (b) the Calculation Date, will equal: (i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by AMNASO <Index> on Bloomberg L.P.

Measurement Period Cash Amount:

The Measurement Period Cash Amount represents the portion of the Current Principal Amount that has been converted to cash on any given day of an applicable Measurement Period and is no longer tracking the Index. At the close of trading of each Index Business day during a five-day Measurement Period, approximately 20% of the Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the five-days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount will be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

The “Measurement Period Cash Amount” per Security, will be calculated as follows:

(1)  $0.00, on any calendar day prior to but excluding the first day of an applicable Measurement Period

(2)  On the first day of an applicable one-day Measurement Period:

a.  At the close of trading on such Index Business Day, the (Current Principal Amount, on the immediately preceding calendar day, times Index Factor, on such Index Business Day), minus Daily Tracking Fee.

(3)  From and including the first day of an applicable five-day Measurement Period:

a.  At the close of trading on each Index Business Day, will equal:

(a) Measurement Period Cash Amount on the immediately preceding calendar day, plus (b) ( (i) Current Principal Amount, on the calendar day immediately preceding the first day of such Measurement Period, times (ii) Index Factor, divided by (iii) five), minus (c) Daily Tracking Fee

b.  On any calendar day that is not an Index Business Day, will equal the Measurement Period Cash Amount on the immediately preceding Index Business Day, minus Daily Tracking Fee

(4)  On any calendar day after the last Index Business Day of an applicable Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

The minimum value of the Measurement Period Cash Amount on any calendar day will be zero. If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

Residual Factor:

The Residual Factor is intended to approximate the percentage of the Current Principal Amount that is tracking the Index on any given day. The Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas.

The “Residual Factor” will be calculated as follows:

(1)  1.0 on any calendar day, prior to but excluding the first day of an applicable Measurement Period

(2)  From and including the first day of an applicable five-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such five-day Measurement Period, divided by (b) five.

For example, on the first Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (4/5), on the second Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (3/5), on the third Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (2/5), on the fourth Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (1/5) and on the last Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal zero.

(3)  On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

Index Closing Level:

The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.

335.0383 is the initial Index Closing Level measured on June 19, 2020 (the Initial Trade Date), as determined by the Security Calculation Agent.

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Security Calculation Agent:	UBS Securities LLC or any successor agent appointed by UBS.

Calculation Date:

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

The “Calculation Date” means June 10, 2050 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

Coupon Valuation Date:	The “Coupon Valuation Date” means the 30th day of each March, June, September and December, of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date. The first Coupon Valuation Date will be September 30, 2020.

Coupon Ex-Date:	The “Coupon Ex-Date”, with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the Coupon Business Day immediately preceding the applicable Coupon Record Date.

Coupon Record Date:	The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date. If such day is not a Coupon Business Day, the Coupon Record Date shall be the immediately preceding Coupon Business Day.

Coupon Payment Date:

The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation Date, commencing on October 21, 2020, subject to adjustment. If such day is not a Coupon Business Day, the Coupon Payment Date shall be the following Coupon Business Day.

If the final Coupon Ex-Date occurs prior to the Maturity Date, but the final Coupon Payment Date otherwise occurs after the Maturity Date, in such case, the final Coupon Payment Date will be the Maturity Date, subject to adjustment.

Index Business Day:	“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

Coupon Business Day:	“Coupon Business Day” means any Index Business Day other than an Index Business Day on which banking institutions in New York are not authorized or obligated by law, regulation or executive order to be open.

First Redemption Date:	The “First Redemption Date” means the fourth Index Business Day immediately following the Initial Trade Date, subject to adjustments.

Final Redemption Date:	The “Final Redemption Date” means the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments.

Listing:	The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “AMNA”. There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value Symbol of the Securities:

The Current Indicative Value (or intraday indicative value) of the Securities will be published on each Index Business Day under the ticker symbols:

AMNAIV <INDEX> (Bloomberg); ^AMNA-IV (Yahoo! Finance).

Intraday Index Value:	On each Index Business Day, the Index Calculation Agent, will calculate and publish the “Intraday Index Value” every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “AMNA Index”.

Index Calculation Agent:	The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P Dow Jones Indices (“S&P”).

Split or reverse split of the Securities:	We may, at any time in our sole discretion, initiate a split or reverse split of the Securities. If we decide to initiate a split or reverse split, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the Securities and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date. In the event of a split or reverse split, the Current Indicative Value of the Securities will be adjusted accordingly. See “Valuation of the Index and the Securities — Split or Reverse Split of the Securities” beginning on page S-47.

Related Definitions:

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-49 for the definitions of “record date” and “ex-dividend date.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-52 for the definitions of “Business Day,” and “Primary Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-57 for the definitions of “Redemption Valuation Date,” “Redemption Notice,” “Redemption Confirmation” and “Redemption Date.”

CUSIP Number:	90269A351

ISIN Number:	US90269A3510

On the Initial Trade Date, we sold $50,000,000 aggregate principal amount of Securities (2,000,000 Securities) to UBS Securities LLC at 100% of the aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Daily Tracking Fee in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge institutional investors transacting directly with it, a creation fee. This creation fee may vary over time at UBS’s discretion.

Please see “Supplemental Plan of Distribution” on page S-80 for more information.

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We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC, or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPS Regulation

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated October  31, 2018 at:

https://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-11
Risk Factors	S-19
Alerian Midstream Energy Index	S-39
Valuation of the Index and the Securities	S-46
Specific Terms of the Securities	S-49
Use of Proceeds and Hedging	S-69
Material U.S. Federal Income Tax Consequences	S-70
Benefit Plan Investor Considerations	S-78
Supplemental Plan of Distribution	S-80
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

S-i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the performance of the Alerian Midstream Energy Index (the “Index”) (Bloomberg: “AMNA Index”). The Securities may pay a quarterly coupon during their term. The Securities do not have a minimum payment at maturity, upon redemption or upon call and are fully exposed to any decline in the Index. Therefore, a purchase of the Securities is exposed to the risk of loss of the entire amount invested.

The Index

The Index is a broad-based composite of North American energy infrastructure companies that earn the majority of their cash flows from midstream activities involving energy commodities, such as gathering & processing, liquefaction, pipelines transportation, rail terminaling, and storage of energy commodities. The Index is calculated by the Index Sponsor using a modified free-float market capitalization weighted methodology. For a detailed description of the Index, see “Alerian Midstream Energy Index” beginning on page S-39.

The payment you receive on your Securities at maturity, early redemption or upon exercise by UBS of its call right will depend on the performance of the Index, as measured by the Current Principal Amount.

We refer to the qualifying North American energy infrastructure companies included in the Index as the “Index Constituent Securities.”

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment based on the performance of the Index, reduced by the Daily Tracking Fee. The cash payment will be equal to the Closing Indicative Value on the last day of the Final Measurement Period. We refer to this payment as the “Cash Settlement Amount”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

The “Closing Indicative Value” per Security will be calculated as follows:

(1)	On the Initial Trade Date, $25.00 per Security

(2)	On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

Current Principal Amount + Accrued Dividend

(3)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

Current Principal Amount + Accrued Dividend + Measurement Period Cash Amount

The minimum value of the Closing Indicative Value on any calendar day will be zero. If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose all or a substantial portion of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Daily Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Index Closing Level at the end of the Final Measurement Period, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable) does not increase by an amount sufficient to offset the negative effect of the Daily Tracking Fee (less any Coupon Amounts you may be entitled to receive), or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Current Principal Amount.

Illustrative Example:

The below illustrative example demonstrates how the Closing Indicative Value is calculated on each day during a five-day Measurement Period. For the ease of analysis and presentation in the example, (a) no Daily Tracking Fee or Daily Dividends are assumed to be accrued, (b) no Coupon Ex-Dates are assumed to have occurred on any day from and including the Index Business Day immediately preceding the first day of the Measurement period, (c) Accrued Dividends are equal to zero on all days of the Measurement Period, and (d) the Index Closing Level remains unchanged throughout the Measurement Period.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-52.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-59.

Coupon Payments

The Securities may pay a quarterly coupon during their term. For each Security you hold on the applicable Coupon Record Date, you may receive, on each Coupon Payment Date an amount in cash equal to the Coupon Amount, if any (the “Coupon Amount”). The Coupon Amount is:

(1)	On any calendar day that is not a Coupon-Ex Date, an amount per Security equal to zero.

(2)	On any calendar day that is a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the Coupon Valuation Date immediately preceding such Coupon Ex-Date.

If the Accrued Dividend on such Coupon Valuation Date is zero or less, you will not receive any Coupon Amount on the related Coupon Payment Date. The minimum value of the Coupon Amount will be zero.

If a day that would otherwise be a Coupon Ex-Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the Coupon Amount corresponding to such Coupon Ex-Date will be included in the Cash Settlement Amount or Call Settlement Amount payable at maturity or call, respectively.

As described under “Specific Terms of the Securities — Coupon Payment” beginning on page S-49, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index Constituent Securities would have been entitled to receive in respect of the Index Constituent Securities during the relevant period.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-49.

UBS’s Call Right

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-59.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Index Business Day from and including the First Redemption Date through and including the Final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to any such waiver.

If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures,” you will receive payment for your Securities on the second business day following the applicable Redemption Valuation Date (the “Redemption Date”). The First Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments. In addition, if a call notice has been issued, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.

The Redemption Valuation Date is the first Index Business Day following the date that a Redemption Notice and Redemption Confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” are delivered, except that UBS reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day. You should not assume that you will be entitled to any such acceleration. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-61.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-57.

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount will reduce your Redemption Amount. If the level of the Index (as measured by the Index Closing Level on the Redemption Valuation Date compared to the initial Index closing level or the Index level at the time you purchase the Securities, as applicable) does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts, you may be entitled to receive as of the Redemption Valuation Date) you may lose some or all of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-59.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

If your DTC Custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or brokerage firm.

See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-58, and “Description of Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-19.

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You may lose all or a substantial portion of your investment — The Securities do not guarantee any return on your initial investment and are fully exposed to any decline in the level of the Index. The negative effect of the Daily Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount, will reduce your final payment. If the increase in the level of the Index (as measured by the Index Closing Level at the end of the applicable Measurement Period or on the Redemption Valuation date, as applicable, as compared to the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable)) is insufficient to offset the negative effect of the Daily Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount, (less any Coupon Amounts you may be entitled to receive), or if the final Index Closing Level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity or call, or upon early redemption.

➢

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who are willing to actively and continuously monitor their investment, and who understand how path dependence affects the value of the Securities — The Securities require an understanding of path dependence of investment results and are intended to be used as part of an overall diversified portfolio. The Securities are fully exposed to any decline in the level of the Index, and your payment at maturity or call, or upon early redemption, is linked to the performance of the Index. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Closing Indicative Value, and the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level on any date of determination.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events (including the outbreak of contagious or pandemic diseases, such as the recent coronavirus (COVID-19) that affect the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

➢

Potential over-concentration in a particular industry — There is only one industry — energy — related to the Index Constituent Securities. An investment in the Securities will increase your portfolio’s exposure to fluctuations in the energy industry, and specifically the midstream energy sector.

➢

Index Volatility — the Index has recently experienced extraordinary levels of volatility during the economic disruption that resulted from the spread of the coronavirus disease (COVID-19) in early 2020. For example, on March 9, 2020 and on March 18, 2020, the level of the Alerian Midstream Energy Index fell by over 21.8%, at the respective intraday low, relative to the Index Closing Level on the respective previous day. Between February 19, 2020 and March 18, 2020, the level of the Alerian Midstream Energy Index decreased by approximately 59.14%. See “Alerian Midstream Energy Index” beginning on page S-39.

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You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the underlying Index Constituent Securities do not pay any dividends or distributions and the Accrued Dividend, calculated as of the corresponding Coupon Valuation Date, is zero or less. Similarly, the Daily Dividend (including as part of the Cash Settlement Amount, Redemption Amount or Call Settlement Amount, as applicable) may be zero if the underlying Index Constituent Securities do not pay any dividends or distributions during the applicable period.

➢

A trading market for the Securities may not develop — Although the Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not sell the full aggregate stated principal amount of the Securities set forth on the cover of this prospectus. We may issue and sell additional Securities from time to time and we may suspend, slow or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount. While UBS reserves the right to waive the minimum redemption amount or the Redemption Fee Amount from time-to-time in its sole discretion, there can be no assurance that UBS will choose to waive any redemption requirements or fees or that any holder of the Securities will benefit from UBS’s election to do so. Therefore, the liquidity of the Securities may be limited.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities. You will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s call right — UBS may elect to redeem all outstanding Securities at any time , as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-59. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities or the amount you would have otherwise been entitled to receive at maturity. In addition, you may have to invest your proceeds in a lower return investment.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose all or a substantial portion of your investment.

➢

You seek an investment with a return linked to the performance of the Index, which will provide exposure to North American energy infrastructure companies that earn the majority of their cash flow from midstream energy activities involving energy commodities, and Coupon Amounts which are dependent on dividends and distributions made with respect to the Index Constituent Securities.

➢

You are a sophisticated investor who understands path dependence of investment results and believes the level of the Index will increase during the term of the Securities by an amount sufficient to offset the Daily Tracking Fee and, in the case of early redemption at your option, the Redemption Fee Amount, less any Coupon Amounts you may be entitled to receive.

➢	You are aware that the Securities may trade at a substantial premium to or discount from, their Current Indicative Value (or intraday indicative value).

➢	You are willing to hold securities that have a long-term maturity (30 years).

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right at any time.

➢	You are willing to receive a lower amount of distributions than you might have if you owned interests in the Index Constituent Securities directly.

➢

You are willing to accept the risk of fluctuations in the energy industry, in general, and the risks inherent in a concentrated investment in North American energy infrastructure companies that earn the majority of their cash flow from midstream energy activities involving energy commodities, in particular.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢

You are willing to pay the Daily Tracking Fee and, if applicable, the Redemption Fee Amount which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You seek the potential for current income from your investment.

➢	You do not seek guaranteed income from your investment and you understand that Coupon Amounts are not guaranteed.

➢	You understand that the Index Dividend Point data may not be publicly disseminated by the Index Calculation Agent.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose all or a substantial portion of your investment.

➢

You do not seek an investment with a return linked to the performance of the Index, which will provide exposure to North American energy infrastructure companies that earn the majority of their cash flow from midstream energy activities involving energy commodities, and Coupon Amounts which are dependent on dividends and distributions made with respect to the Index Constituent Securities.

➢

You are not a sophisticated investor, do not understand path dependence of investment results and believe that the level of the Index will decline during the term of the Securities or the level of the Index will not increase by an amount sufficient to offset the Daily Tracking Fee and in the case of early redemption at your option, any Redemption Fee Amount, less any Coupon Amounts, you may be entitled to receive.

➢	You are not aware that the Securities may trade at a substantial premium to or discount from, their Current Indicative Value (or intraday indicative value).

➢	You are not willing to hold securities that have a long-term maturity (30 years).

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right at any time.

➢

You are not willing to be exposed to the risk of fluctuations in the energy industry, in general, and the risks inherent in a concentrated investment in North American energy infrastructure companies that earn the majority of their cash flow from midstream energy activities involving energy commodities , in particular.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢

You are not willing to pay the Daily Tracking Fee and, if applicable, the Redemption Fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek a regularly scheduled fixed interest payment from your investment.

➢	You seek guaranteed income from your investment and you do not understand that Coupon Amounts are not guaranteed.

➢	You do not understand that the Index Dividend Point data may not be publicly disseminated by the Index Calculation Agent.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by the Index Calculation Agent and disseminated by the NYSE approximately every fifteen (15) seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:15 p.m., New York City time on those days specified as Index Business Days, and a daily Index level is published at approximately 5:00 p.m., New York City time, on each Index Business Day. Index information, including the Index level, is available from NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “AMNA Index”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index at the end of the applicable Measurement Period or on the Redemption Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences”.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Accrued Dividend, if any, as amounts that should be included in ordinary income of a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) for tax purposes at the time such amounts accrue or are received, in accordance with the holder’s regular method of tax accounting for tax purposes. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index Constituent Securities that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index Constituent Securities that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) dividends eligible for the corporate dividends-received deduction, or (iii) tax-free return of capital distributions. Furthermore, in the case of Index Constituent Securities that are classified as partnerships for tax purposes, such distributions may not be attributable to income allocations or may be attributable to allocations of long-term capital gain which may be subject to tax at preferential rates.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Accrued Dividend, if any, which will be treated as ordinary income) and the holder’s tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described below under “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments”.

It is possible that the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) partnerships are considered to be pass-thru entities. We understand that a significant portion of the Index, although less than a majority of the Index, is comprised of entities that are classified as partnerships for tax purposes. It is not entirely clear how Section 1260 applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references entities that are not pass-thru entities, but that includes a significant amount of pass-thru entities, such as the Index. In addition, it is possible that the Index in the future could primarily consist of entities that pass-thru entities, in which case it is more likely that Section 1260 would apply to the Securities. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS, and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity or Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity, call, or upon early redemption, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 2.00% per year through maturity (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 2.00% per year through maturity (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 2.00% per year and decreasing by 2.00% per year in alternating years through maturity, and Example 4 shows the Index Closing Level increasing by 3.00% per year and decreasing by 3.00% per year in alternating years through maturity. For ease of analysis and presentation, the following examples assume that the term of the Securities is thirty years, that no Coupon Amount was paid during the term of the Securities, the Daily Dividend for each applicable period is zero, that no Accrued Dividend will be paid at maturity or call and that there is no Call Measurement Period. In addition, the examples assume that the Daily Tracking Fee is calculated on an annual basis.

The Following assumptions are used in each of the four examples:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.75%

➢	The initial Current Principal Amount per Security is $25.00

➢	The initial Index Closing Level is 1,250.00

➢	The Redemption Fee Amount is 0.125%

These examples highlight the impact of the Daily Tracking Fee on the payment at maturity, call, or upon early redemption, under different circumstances. The Daily Tracking Fee has been calculated on an annual basis for the purposes of these examples. However, because the Daily Tracking Fee is actually calculated on a daily basis and takes into account the performance of the Index, as measured by the Closing Indicative Value, the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for year thirty are as of the hypothetical Calculation Date, assuming that the Final Measurement Period is the Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity, upon early redemption or upon exercise by UBS of its call right, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The Index Closing Level increases at a constant rate of 2.00% per year through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Current Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	1250.00		25.00	25.00
1	1275.00	1.02	25.31	25.31	0.1913	25.31	25.28
2	1300.50	1.02	25.62	25.62	0.1936	25.62	25.59
3	1326.51	1.02	25.94	25.94	0.1960	25.94	25.91
4	1353.04	1.02	26.26	26.26	0.1984	26.26	26.23
5	1380.10	1.02	26.58	26.58	0.2009	26.58	26.55
6	1407.70	1.02	26.91	26.91	0.2034	26.91	26.88
7	1435.86	1.02	27.24	27.24	0.2059	27.24	27.21
8	1464.57	1.02	27.58	27.58	0.2084	27.58	27.54
9	1493.87	1.02	27.92	27.92	0.2110	27.92	27.89
10	1523.74	1.02	28.26	28.26	0.2136	28.26	28.23
11	1554.22	1.02	28.61	28.61	0.2162	28.61	28.58
12	1585.30	1.02	28.97	28.97	0.2189	28.97	28.93
13	1617.01	1.02	29.33	29.33	0.2216	29.33	29.29
14	1649.35	1.02	29.69	29.69	0.2243	29.69	29.65
15	1682.34	1.02	30.05	30.05	0.2271	30.05	30.02
16	1715.98	1.02	30.43	30.43	0.2299	30.43	30.39
17	1750.30	1.02	30.80	30.80	0.2328	30.80	30.76
18	1785.31	1.02	31.18	31.18	0.2356	31.18	31.14
19	1821.01	1.02	31.57	31.57	0.2385	31.57	31.53
20	1857.43	1.02	31.96	31.96	0.2415	31.96	31.92
21	1894.58	1.02	32.35	32.35	0.2445	32.35	32.31
22	1932.47	1.02	32.75	32.75	0.2475	32.75	32.71
23	1971.12	1.02	33.15	33.15	0.2505	33.15	33.11
24	2010.55	1.02	33.56	33.56	0.2536	33.56	33.52
25	2050.76	1.02	33.98	33.98	0.2568	33.98	33.94
26	2091.77	1.02	34.40	34.40	0.2599	34.40	34.36
27	2133.61	1.02	34.82	34.82	0.2631	34.82	34.78
28	2176.28	1.02	35.25	35.25	0.2664	35.25	35.21
29	2219.81	1.02	35.69	35.69	0.2697	35.69	35.64
30	2264.20	1.02	36.13	36.13	0.2730	36.13	36.08

Cumulative Index Return	81.14%
Cumulative Return on Securities**	44.34%
Annual Index Return	2.00%
Annual Return on Securities**	1.23%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The Index Closing Level decreases at a constant rate of 2.00% per year through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Current Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	1250.00		25.00	25
1	1225.00	0.98	24.32	24.32	0.1838	24.32	24.29
2	1200.50	0.98	23.65	23.65	0.1787	23.65	23.62
3	1176.49	0.98	23.00	23.00	0.1738	23.00	22.98
4	1152.96	0.98	22.38	22.38	0.1691	22.38	22.35
5	1129.90	0.98	21.76	21.76	0.1645	21.76	21.74
6	1107.30	0.98	21.17	21.17	0.1600	21.17	21.14
7	1085.16	0.98	20.59	20.59	0.1556	20.59	20.56
8	1063.45	0.98	20.03	20.03	0.1513	20.03	20.00
9	1042.18	0.98	19.48	19.48	0.1472	19.48	19.45
10	1021.34	0.98	18.95	18.95	0.1432	18.95	18.92
11	1000.91	0.98	18.43	18.43	0.1392	18.43	18.40
12	980.90	0.98	17.92	17.92	0.1354	17.92	17.90
13	961.28	0.98	17.43	17.43	0.1317	17.43	17.41
14	942.05	0.98	16.96	16.96	0.1281	16.96	16.94
15	923.21	0.98	16.49	16.49	0.1246	16.49	16.47
16	904.75	0.98	16.04	16.04	0.1212	16.04	16.02
17	886.65	0.98	15.60	15.60	0.1179	15.60	15.58
18	868.92	0.98	15.18	15.18	0.1147	15.18	15.16
19	851.54	0.98	14.76	14.76	0.1115	14.76	14.74
20	834.51	0.98	14.36	14.36	0.1085	14.36	14.34
21	817.82	0.98	13.96	13.96	0.1055	13.96	13.95
22	801.46	0.98	13.58	13.58	0.1026	13.58	13.57
23	785.43	0.98	13.21	13.21	0.0998	13.21	13.19
24	769.73	0.98	12.85	12.85	0.0971	12.85	12.83
25	754.33	0.98	12.50	12.50	0.0944	12.50	12.48
26	739.24	0.98	12.16	12.16	0.0919	12.16	12.14
27	724.46	0.98	11.82	11.82	0.0894	11.82	11.81
28	709.97	0.98	11.50	11.50	0.0869	11.50	11.49
29	695.77	0.98	11.19	11.19	0.0845	11.19	11.17
30	681.86	0.98	10.88	10.88	0.0822	10.88	10.87

Cumulative Index Return	-45.45%
Cumulative Return on Securities**	-56.53%
Annual Index Return	-2.00%
Annual Return on Securities**	-2.74%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The Index Closing Level increases by 2.00% per year or decreases by 2.00% per year in alternate years through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Current Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	1250.00		25.00	25.00
1	1275.00	1.02	25.31	25.31	0.1913	25.31	25.28
2	1249.50	0.98	24.62	24.62	0.1860	24.62	24.59
3	1274.49	1.02	24.92	24.92	0.1883	24.92	24.89
4	1249.00	0.98	24.24	24.24	0.1832	24.24	24.21
5	1273.98	1.02	24.54	24.54	0.1854	24.54	24.51
6	1248.50	0.98	23.87	23.87	0.1804	23.87	23.84
7	1273.47	1.02	24.16	24.16	0.1826	24.16	24.13
8	1248.00	0.98	23.50	23.50	0.1776	23.50	23.47
9	1272.96	1.02	23.79	23.79	0.1798	23.79	23.76
10	1247.50	0.98	23.14	23.14	0.1749	23.14	23.11
11	1272.45	1.02	23.43	23.43	0.1770	23.43	23.40
12	1247.00	0.98	22.79	22.79	0.1722	22.79	22.76
13	1271.94	1.02	23.07	23.07	0.1743	23.07	23.04
14	1246.50	0.98	22.44	22.44	0.1695	22.44	22.41
15	1271.43	1.02	22.71	22.71	0.1716	22.71	22.68
16	1246.01	0.98	22.09	22.09	0.1669	22.09	22.06
17	1270.93	1.02	22.37	22.37	0.1690	22.37	22.34
18	1245.51	0.98	21.75	21.75	0.1644	21.75	21.73
19	1270.42	1.02	22.02	22.02	0.1664	22.02	21.99
20	1245.01	0.98	21.42	21.42	0.1619	21.42	21.39
21	1269.91	1.02	21.68	21.68	0.1639	21.68	21.66
22	1244.51	0.98	21.09	21.09	0.1594	21.09	21.06
23	1269.40	1.02	21.35	21.35	0.1613	21.35	21.32
24	1244.01	0.98	20.77	20.77	0.1569	20.77	20.74
25	1268.89	1.02	21.02	21.02	0.1589	21.02	21.00
26	1243.52	0.98	20.45	20.45	0.1545	20.45	20.42
27	1268.39	1.02	20.70	20.70	0.1564	20.70	20.68
28	1243.02	0.98	20.14	20.14	0.1522	20.14	20.11
29	1267.88	1.02	20.38	20.38	0.1540	20.38	20.36
30	1242.52	0.98	19.83	19.83	0.1498	19.83	19.80

Cumulative Index Return	-0.60%
Cumulative Return on Securities**	-20.79%
Annual Index Return	-0.02%
Annual Return on Securities**	-0.77%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The Index level increases by 3.00% per year or decreases by 3.00% per year in alternate years through maturity.

Year	Index Level	Index Factor	Current Principal Amount	Current Indicative Value	Sum of Daily Tracking Fees for the Applicable Year	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H
0	1250.00		25.00	25.00
1	1212.50	0.97	24.07	24.07	0.1819	24.07	24.04
2	1248.88	1.03	24.60	24.60	0.1859	24.60	24.57
3	1211.41	0.97	23.69	23.69	0.1790	23.69	23.66
4	1247.75	1.03	24.21	24.21	0.1830	24.21	24.18
5	1210.32	0.97	23.31	23.31	0.1762	23.31	23.28
6	1246.63	1.03	23.83	23.83	0.1801	23.83	23.80
7	1209.23	0.97	22.94	22.94	0.1734	22.94	22.91
8	1245.51	1.03	23.45	23.45	0.1772	23.45	23.42
9	1208.14	0.97	22.58	22.58	0.1706	22.58	22.55
10	1244.39	1.03	23.08	23.08	0.1744	23.08	23.05
11	1207.05	0.97	22.22	22.22	0.1679	22.22	22.19
12	1243.27	1.03	22.72	22.72	0.1717	22.72	22.69
13	1205.97	0.97	21.87	21.87	0.1653	21.87	21.84
14	1242.15	1.03	22.36	22.36	0.1690	22.36	22.33
15	1204.88	0.97	21.52	21.52	0.1627	21.52	21.50
16	1241.03	1.03	22.00	22.00	0.1663	22.00	21.98
17	1203.80	0.97	21.18	21.18	0.1601	21.18	21.16
18	1239.91	1.03	21.66	21.66	0.1636	21.66	21.63
19	1202.71	0.97	20.85	20.85	0.1575	20.85	20.82
20	1238.80	1.03	21.31	21.31	0.1611	21.31	21.29
21	1201.63	0.97	20.52	20.52	0.1551	20.52	20.49
22	1237.68	1.03	20.98	20.98	0.1585	20.98	20.95
23	1200.55	0.97	20.19	20.19	0.1526	20.19	20.17
24	1236.57	1.03	20.64	20.64	0.1560	20.64	20.62
25	1199.47	0.97	19.87	19.87	0.1502	19.87	19.85
26	1235.45	1.03	20.32	20.32	0.1535	20.32	20.29
27	1198.39	0.97	19.56	19.56	0.1478	19.56	19.53
28	1234.34	1.03	19.99	19.99	0.1511	19.99	19.97
29	1197.31	0.97	19.25	19.25	0.1455	19.25	19.23
30	1233.23	1.03	19.68	19.68	0.1487	19.68	19.65

Cumulative Index Return	-1.34%
Cumulative Return on Securities**	-21.38%
Annual Index Return	-0.05%
Annual Return on Securities**	-0.80%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Hypothetical Payment upon Exercise by UBS of its Call Right in Period of Market Volatility

The following Example 5 illustrates how the Securities would perform upon exercise by UBS of its call right in hypothetical periods of market volatility. In Example 5, the Index Closing Level decreases at a constant rate of 2.00% per day for the first twenty one days, and then increases at a constant rate of 7.00% per day for the next nine days, and UBS elects to exercise its call right on day six. In this example, the Call Settlement Date is day twenty four, and the six days of Index performance following the Call Settlement Date are included solely to illustrate how an investor will not participate in the performance of the Index following the end of the Call Measurement Period. For ease of analysis and presentation, the following examples assumes that the initial Current Principal Amount was $10.00, that no Coupon Amount was paid during the term of the Securities and that the Daily Dividend and the Accrued Dividend for the applicable period is zero.

Example five highlights the impact of the Daily Tracking Fee on the payment upon exercise by UBS of its call right. The Daily Tracking Fee has been calculated on an annual basis for the purpose of this example. However, because the Daily Tracking Fee is actually calculated on a daily basis and takes into account the performance of the Index, as measured by the Closing Indicative Value, the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level. The figures in this example have been rounded for convenience. The Call Settlement Amount figure for day twenty one is as of the hypothetical last Index Business Day of the Call Measurement Period; assuming a five-day Call Measurement Period commencing on day seventeen and ending on day twenty-one, and given the indicated assumptions, a holder will receive payment on the Call Settlement Date (day twenty four) in the indicated amount, according to the indicated formula. The example below assumes that the Securities are called on day six and that all investors holding the Securities on day one, continue to hold the Securities through to the Call Settlement Date, and receive the Call Settlement Amount.

The following assumptions are used in this example:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.75%

➢	The initial Current Principal Amount per Security is $10.00

➢	The initial Index Closing Level is 1,250.00

Hypothetical Examples

Example 5 — The Index Closing Level decreases at a constant rate of 2.00% per day for twenty one days, then increases at a constant rate of 7.00% per day for the next nine days and UBS elects to exercise its Call Right on day six.

Daily End	Index Closing Level	Index Factor	Daily Tracking Fees [1]	Current Principal Amount [2]	Measurement Period Cash Amount [3]	Closing Indicative Value [4]	Residual Factor
A	B	C	D	E	F	G	H
0	1250.00			$10.0000		$10.0000
1	1225.00	0.980	$0.000201	$9.7998	$0.0000	$9.7998	1
2	1200.50	0.980	$0.000197	$9.6036	$0.0000	$9.6036	1
3	1176.49	0.980	$0.000193	$9.4113	$0.0000	$9.4113	1
4	1152.96	0.980	$0.000190	$9.2229	$0.0000	$9.2229	1
5	1129.90	0.980	$0.000186	$9.0383	$0.0000	$9.0383	1
6	1107.30	0.980	$0.000182	$8.8573	$0.0000	$8.8573	1
7	1085.16	0.980	$0.000178	$8.6800	$0.0000	$8.6800	1
8	1063.45	0.980	$0.000175	$8.5062	$0.0000	$8.5062	1
9	1042.18	0.980	$0.000171	$8.3359	$0.0000	$8.3359	1
10	1021.34	0.980	$0.000168	$8.1690	$0.0000	$8.1690	1
11	1000.91	0.980	$0.000165	$8.0055	$0.0000	$8.0055	1
12	980.90	0.980	$0.000161	$7.8452	$0.0000	$7.8452	1
13	961.28	0.980	$0.000158	$7.6882	$0.0000	$7.6882	1
14	942.05	0.980	$0.000155	$7.5343	$0.0000	$7.5343	1
15	923.21	0.980	$0.000152	$7.3834	$0.0000	$7.3834	1
16	904.75	0.980	$0.000149	$7.2356	$0.0000	$7.2356	1
17	886.65	0.980	$0.000146	$5.6727	$1.4180	$7.0907	0.80
18	868.92	0.960	$0.000112	$4.1694	$2.8077	$6.9772	0.60
19	851.54	0.941	$0.000081	$2.7240	$4.1697	$6.8937	0.40
20	834.51	0.922	$0.000052	$1.3348	$5.5044	$6.8392	0.20
21	817.82	0.904	$0.000025	$0.0000	$6.8125	$6.8125	—
22	875.07	0.967	$0.000000	$0.0000	$6.8125	$6.8125	—
23	936.32	1.035	$0.000000	$0.0000	$6.8125	$6.8125	—
24	1001.86	0.000	$0.000000	$0.0000	$0.0000	$6.8125	—
25	1071.99	0.000	$0.000000	$0.0000	$0.0000	$0.0000
26	1147.03	0.000	$0.000000	$0.0000	$0.0000	$0.0000
27	1227.33	0.000	$0.000000	$0.0000	$0.0000	$0.0000
28	1313.24	0.000	$0.000000	$0.0000	$0.0000	$0.0000
29	1405.17	0.000	$0.000000	$0.0000	$0.0000	$0.0000
30	1503.53	0.000	$0.000000	$0.0000	$0.0000	$0.0000

Cumulative Index Return	20.28%
Return on Securities (Call Settlement Amount)	-31.88%

[1]	Daily Tracking Fee is calculated on an act/365 basis
[2]	Current Principal Amount is not reduced by the Daily Tracking Fees during a Measurement Period
[3]	Measurement Period Cash Amount is reduced by Daily Tracking Fees during a Measurement Period
[4]	For day twenty-four, this is also the Call Settlement Amount

You may receive Coupon Amounts during the term of the Securities and an Accrued Dividend at maturity or call. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities or any Accrued Dividend you may be entitled to receive at maturity or call. If any Accrued Dividend was paid upon maturity or call, the hypothetical Cash Settlement Amounts or Call Settlement Amounts displayed above

Hypothetical Examples

would have been higher (as the Cash Settlement Amounts or Call Settlement Amounts would have been increased by the Accrued Dividend).

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the Securities will depend at maturity or call, on the Current Principal Amount at the end of the applicable Measurement Period or upon early redemption, on the Closing Indicative Value on the Redemption Valuation Date, the Daily Tracking Fee and any Redemption Fee Amount and whether any Coupon Amount was paid during the term of the Securities or any Accrued Dividend is payable at maturity or call. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Closing Level, on any Index Business Day, the final Current Principal Amount, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the Index Closing Level, which is intended to track performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the energy market to which the Index Constituent Securities that constitute the Index are tied and other events that are difficult to predict and beyond our control.

Investing in the Securities is not equivalent to investing directly in the Index Constituent Securities or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

You may lose all or a significant portion of your investment in the Securities. The Securities do not guarantee any minimum payment at maturity or call, or upon early redemption, nor do they pay interest or guarantee payment of any Coupon Amount.

The Securities do not guarantee a minimum payment or payment of the stated principal amount at maturity or call, or early redemption, and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon early redemption will be based primarily on any increase or decrease in the level of the Index , and will be reduced by the Daily Tracking Fee (and, in the case of early redemption at your option, the Redemption Fee Amount). In addition, the terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a substantial portion of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset the applicable fees.

Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Daily Tracking Fee accrues on a daily basis based on the Current Principal Amount on the previous calendar day and the Index Factor and thus takes into account the performance of the Index.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who are willing to actively and continuously monitor their investment and who understand how path dependency affects the value of the Securities.

The Securities require an understanding of path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The Securities are fully exposed to any decline in the level of the Index, and your payment at maturity or call, or upon early redemption, is linked to the performance of the Index. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Current Principal Amount and the Index Factor, and the absolute level of the Daily Tracking Fee is dependent on the path taken by the Index to arrive at its ending level on any date of determination. Please see “Alerian Midstream Energy Index” beginning on

Risk Factors

page S-39 for information relating to the historical performance of the Index. Historical performance is not necessarily indicative of future performance.

You are not guaranteed any coupon payments.

You will not receive a coupon payment on a Coupon Payment Date if the underlying Index Constituent Securities do not pay any dividends or distributions and the Accrued Dividend, calculated as of the corresponding Coupon Valuation Date, is zero. Similarly, the Daily Dividend (included as part of the Accrued Dividend) may be zero if the underlying Index Constituent Securities do not pay any dividends or distributions during the applicable period.

With respect to cash dividends or distributions declared with respect to an Index Constituent Security and scheduled to be paid prior to an applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the dividend or distribution to holders of such Index Constituent Security by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Coupon Amount. Any such delayed dividend or distribution payment from the issuer of an Index Constituent Security will be attributed back to the Accrued Dividend and included in the next Coupon Amount.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. Any decline in our credit rating is likely to adversely affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

UBS AG’s results of operations and financial condition have been, and will likely continue to be, adversely affected by the COVID-19 pandemic.

The spread of the coronavirus disease (COVID-19) pandemic and the governmental measures taken to contain the pandemic have significantly adversely affected, and will likely continue to adversely affect, global economic conditions, resulting in meaningful contraction in the global economy, substantial volatility in the financial markets, increased unemployment, increased credit and counterparty risk, and operational challenges such as the temporary closures of businesses, sheltering-in-place directives and increased remote work protocols. Governments and central banks around the world have reacted to the economic crisis caused by the pandemic by implementing stimulus and liquidity programs and cutting interest rates, though it is unclear whether these or future actions will be successful in countering the economic disruption. If the pandemic is prolonged or the actions of governments and central banks are unsuccessful, the adverse impact on the global economy will deepen, and our results of operations and financial condition in future quarters will be adversely affected.

Risk Factors

As of June 2020, the COVID-19 pandemic has affected all of UBS AG’s businesses, and these effects will likely be greater in future quarters if adverse conditions persist. These effects have included declines in asset prices, significantly increased volatility, lower or negative interest rates, widening of credit spreads and credit deterioration. These effects have resulted in decreases in the valuation of loans and commitments, an increase in the allowance for credit losses, lower valuations of certain classes of trading assets, and reduced net interest income due to lower interest rates. While these effects were offset by high levels of client trading activity in the first quarter of 2020, this level of activity may not persist in future quarters.

Should these global market conditions be prolonged or worsen, or the pandemic lead to additional market disruptions, UBS AG may experience reduced client activity and demand for its products and services, increased utilization of lending commitments, more client defaults, higher credit and valuation losses in our loan portfolios, loan commitments and other assets, and impairments of other financial assets. In addition, the sharp decline in interest rates will further decrease net interest margins. A decline in invested assets will also reduce recurring fee income in the Global Wealth Management and Asset Management businesses. These factors and other consequences of the COVID-19 pandemic may negatively affect UBS AG’s financial condition, including possible constraints on capital and liquidity, as well as a higher cost of capital, and possible changes or downgrades to our credit ratings

Although UBS AG has moved a substantial portion of its workforce to work-from-home solutions, including client-facing and trading staff, if significant portions of its workforce, including key personnel, are unable to work effectively because of illness, government actions, or other restrictions in connection with the pandemic, the adverse effects of the pandemic on its businesses could be exacerbated. In addition, with most of its staff working from outside the offices, UBS AG faces new challenges and operational risks, including maintenance of supervisory and surveillance controls, as well as increased fraud and data security risks. While UBS AG has taken measures to manage these risks, such measures have never been tested on the scale or duration that UBS AG is currently experiencing, and there is risk that these measures will not be effective in the current unprecedented operating environment.

The extent to which the pandemic, and the related economic distress, affect UBS AG’s businesses, results of operations and financial condition, as well as its regulatory capital and liquidity ratios, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties in response to the pandemic, and the effects on UBS AG’s customers, counterparties, employees and third-party service providers.

The value of the Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors.

The value of the Index Dividend Point may not be publicly disseminated by the Index Calculation Agent. The data used to calculate the Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any other requirements of the Index Calculation Agent, in order to access such information. It may therefore be difficult for investors to calculate the Index Dividend Point or the Daily Dividend during the term of the Securities.

The provider of USD/CAD foreign exchange rates and the timing for fixing of such rate for the purposes of converting distributions on Canadian Index Constituent Securities from Canadian Dollars to US Dollars may be replaced or amended by the Security Calculation Agent in certain circumstances.

The cash value of distributions in respect of distributions on any Canadian Index Constituent Securities will be deemed to be converted from Canadian Dollars to U.S. Dollars at the WM / Reuters USD/CAD

Risk Factors

foreign exchange rate as of 4:00 p.m. London Time on their respective “ex-dividend dates” (the “WM / Reuters FX Rate”). These mid-market fixings are calculated by the WM Company based on Reuters data and appear on the Reuters pages WMRA.

If the Security Calculation Agent determines that (a) the WM/ Reuters FX Rate has been discontinued (or otherwise ceases to be published), materially disrupted or is no longer representative of the underlying market or economic reality; or (b) that 4:00 p.m. London Time is no longer the appropriate time for fixing the WM/Reuters FX Rate for any of the foregoing reasons, then the Security Calculation Agent will, in the case of (a) use a substitute or successor provider of foreign exchange rates that it has determined in its sole discretion is most comparable to the WM / Reuters FX Rate, provided that if the Security Calculation Agent determines that there is an industry-accepted successor provider of foreign exchange rates, the Security Calculation Agent shall use such successor provider of foreign exchange rates; or in the case of (b), use such other time for fixing of the foreign exchange rate as it has determined in its sole discretion is appropriate based on the WM / Reuters FX Rate (or such substitute or successor provider of foreign exchange rates). Any of the foregoing determinations or actions by the Security Calculation Agent could result in changes to the value of the Index Dividend Point, which could adversely affect the return on, value of and market for the Securities.

The Cash Settlement Amount or Call Settlement Amount received by holders of Securities on the Maturity Date or Call Settlement Date may be less than what the Current Principal Amount or Closing Indicative Value would have been on the Maturity Date or Call Settlement Date, or at other times during the term of the Securities.

The Cash Settlement Amount or Call Settlement Amount received by holders of Securities on the Maturity Date or Call Settlement Date may be less than what the Current Principal Amount or Closing Indicative Value would have been on the Maturity Date or Call Settlement Date, because the Cash Settlement Amount and Call Settlement Amount are each calculated based on the Index Closing Levels measured on each Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant change in the Index Closing Level during or after the Final Measurement Period or Call Measurement Period, as applicable. Significant volatility in the level of the Index during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the level of the Index following the relevant valuation period or date.

Even if the Index Closing Level at maturity, redemption or call is greater than the initial Index Closing Level, you may receive less than your initial investment in the Securities due to the Daily Tracking Fee and/or the Redemption Fee Amount.

The Current Principal Amount is reduced on a daily basis by the Daily Tracking Fee and thus will reduce the payment, if any, you will receive at maturity or call, or upon early redemption. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Closing Indicative Value as of the applicable Redemption Valuation Date. If the final Index Closing Level, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable , decreases or even if the final Index Closing Level, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable, increases, but does not increase sufficiently to offset the negative effect of the Daily Tracking Fee and/or any applicable Redemption Fee Amount, you will receive less than the amount of your initial investment at maturity or call, or upon early redemption of your Securities.

Risk Factors

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date unless we elect to reduce or waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver of the minimum redemption amount. You may only redeem your Securities on a Redemption Date if we receive a Redemption Notice from your broker by no later than 12:00 noon (New York City time) and a Redemption Confirmation by no later than 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date. If we do not receive your Redemption Notice by 12:00 noon (New York City time), or the Redemption Confirmation by 5:00 p.m. (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your Redemption Notice will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “— Redemption Procedures” beginning on pages S-57 and S-58, respectively, for more information. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration.

Because of the timing requirements of the Redemption Notice and Redemption Confirmation, settlement of the redemption may be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after we receive your Redemption Notice and Redemption Confirmation. Furthermore, our obligation to redeem the Securities may be postponed upon the occurrence of a Market Disruption Event.

We reserve the right from time to time to waive the minimum redemption amount, waive the Redemption Fee Amount and/or accelerate the Redemption Valuation Date to the Date on which the notice of redemption is received by us rather than the following Index Business Day, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to any such waiver or acceleration.

As described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” on pages S-57 and S-58, respectively, the right of holders of the Securities to elect to require us to redeem their Securities is subject to a minimum redemption amount of at least 50,000 Securities. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to any such waiver.

Furthermore, as described in “Specific Terms of the Securities — Redemption Procedures,” the Redemption Valuation Date with respect to any particular exercise of the redemption right will generally be the first Index Business Day following the date that we receive the applicable Redemption Notice and Redemption Confirmation. However, we reserve the right from time to time to accelerate, in our sole

Risk Factors

discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. There can be no assurance that we will choose to accelerate the Redemption Valuation Date for any holder of the Securities or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to any such acceleration.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this prospectus supplement, including the Redemption Fee Amount and the minimum 50,000 Securities redemption amount, will apply at all times.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities. The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your Redemption Notice is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Index Business Day immediately preceding the applicable Redemption Valuation Date and a completed and signed Redemption Confirmation must be received by us no later than 5:00 p.m., New York City time, on the same date. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm. In this circumstance you will be unable to redeem your Securities through such custodian or broker. The Redemption Valuation Date is the Index Business Day following the date on which such Redemption Notice and Redemption Confirmation are received by us, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the Redemption Notice is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the second Index Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your Redemption Notice, and prior to the relevant Redemption Valuation Date.

Owning the Securities is not the same as owning interests in the Index Constituent Securities or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituent Securities or a security directly linked to the performance of the Index, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Daily Tracking Fee (and in the case of early redemption at your option the Redemption Fee Amount). Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by the same amount or may even decline, due to the amount of the Daily Tracking Fee, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The IRS could possibly assert, however, that you should be treated as owning such Index

Risk Factors

Constituent Securities for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments” beginning on page S-73.

You have no interests in any of the Index Constituent Securities underlying the Index or rights to receive any equity securities.

Investing in the Securities is not equivalent to investing in the Index or any of the Index Constituent Securities and it will not make you a holder of any interest in an Index Constituent Security. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive dividends or distributions or any other rights with respect to or against the Index Constituent Securities. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituent Securities. The return on your Securities may not reflect the return you would realize if you actually owned any of the Index Constituent Securities. The value of a Security will reflect transaction costs and fees that the Index Constituent Securities do not have.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business day in the Final Measurement Period when the Security Calculation Agent will determine your payment at maturity (or the relevant Call Measurement Period or Redemption Valuation Date, as applicable, if the Securities are subject to a call or early redemption).

Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility or expected volatility of the Index (i.e., the frequency and magnitude of changes in the Index Closing Level) and of options or other financial instruments relating to the Index;

➢	the market prices of the Index Constituent Securities;

➢	the Index Constituent Securities and any changes to those Index Constituent Securities over time;

➢	the dividend or distribution rate paid by the Index Constituent Securities;

➢	the time remaining to the maturity of the Securities;

➢	interest and yield rates in the market generally;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issuances of the Securities and any suspensions or limits on such activity;

➢	the amount of the Daily Tracking Fee;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events (including domestic or global health events, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus disease (COVID-19)) that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect market prices or volatility generally; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner.

Risk Factors

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals and we may issue and sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the intraday indicative value, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must pay a Redemption Fee Amount and redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date.

We may issue and sell additional Securities at any time, but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the Current Indicative Value (or intraday indicative value) of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions may impact supply and demand for the Securities and could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. As a result, if you buy or sell your Securities in the secondary market, the price that you pay or receive may be higher or lower than if we had decided to issue or sell additional Securities or to not limit, restrict, suspend or stop such sales from inventory at that time. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the Current Indicative Value (or intraday indicative value) which could, in certain circumstances, result in a loss of all or a substantial portion of your investment in the Securities.

The Current Indicative Value (or intraday indicative value) is not the same as the market value of the Securities in the secondary market. The Current Indicative Value (or intraday indicative value) is meant to approximate, on an intraday basis, the component of the Security’s value that is attributable to the underlying Index and is provided for reference purposes only. The market price of the Securities at any time, on the other hand, is the price at which you may be able to sell your Securities in the secondary market at that time, if one exists.

Risk Factors

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the Current Indicative Value (or intraday indicative value) that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the Current Indicative Value (or intraday indicative value) of the Securities. Before trading in the secondary market, you should compare the Current Indicative Value (or intraday indicative value) of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities , it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the Current Indicative Value (or intraday indicative value). If you buy the Securities at a premium and then sell the Securities at no premium, or at a discount, you may lose some or all of your investment even if the Index has appreciated over the relevant period.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the Current Indicative Value (or intraday indicative value). Having to sell your Securities at a discounted market price below the Current Indicative Value (or intraday indicative value) of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the Current Indicative Value (or intraday indicative value of the Securities). However, even if the market price of the Securities is tracking the Current Indicative Value (or intraday indicative value) of the Securities at the time you make your investment, there is no guarantee that it will continue to do so in the future.

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the Intraday Index Value and the end-of-day closing value of the Index.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “AMNA”. The Index Calculation Agent, is not under any obligation to continue to calculate the Intraday Index Value and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the Intraday Index Value related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsor and the Index Calculation Agent may adjust the Index in a way that affects the Index Closing Level, and neither the Index Sponsor nor the Index Calculation Agent has any obligation to consider your interests as a holder of the Securities.

The Index Sponsor and the Index Calculation Agent are responsible for calculating and publishing the Index. The Index Sponsor can add, delete or substitute the Index Constituent Securities underlying the Index or make other methodological changes that could change the Index Closing Level. You should realize that the changing of securities included in the Index may affect the Index, as a newly added equity

Risk Factors

security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to consider your interests in calculating or revising the Index. See “Alerian Midstream Energy Index” on page S-39.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” and do not benefit from a co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A”. UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B”, and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

Difference between the Securities and Bank Deposits.

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measure implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in the worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor or Index Calculation Agent, in their sole discretions, discontinue or suspend calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Closing Level is not available because of a market disruption event or for any other reason, the Security Calculation Agent — which will be UBS Securities LLC — will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Closing Level is required to be determined, the Security Calculation Agent will instead determine the Index Closing Level by using the level and published share weightings of each Index Constituent Security included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in “Alerian Midstream Energy Index” beginning on page S-39.

Risk Factors

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index Constituent Securities could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

If an Index Replacement Event occurs, the Security Calculation Agent may replace the Index with a Substitute Index.

If an Index Replacement Event (as defined below) occurs at any time with respect to the Securities and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index Instead. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including without limitation, Coupon Amounts, Current Principal Amounts, Current Indicative Values, Closing Indicative Values, Daily Tracking Fee, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, or upon early redemption by reference to such Substitute Index. In these circumstances, the Security Calculation Agent may elect to replace the Index with the Substitute Index even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. Any such replacement of the Index with the Substitute Index will affect the amount you will receive at maturity, upon redemption or call and will result in the Securities having a value different (higher or lower) from the value they would have had if there had been no such replacement.

There are uncertainties regarding the Index because of its very limited performance history.

The Index was first calculated and disseminated publicly on June 25, 2018, and therefore has a very limited history. Limited historical information will be available to you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount of any coupon payments you may receive and any amount payable at maturity or call, or upon early redemption, may bear little relation to the historical performance of the Index, which is extremely limited as of the date of this prospectus supplement, or the past estimated historical performance of the Index. The performance of the Index Constituent Securities will determine the Index Closing Level on any given date of determination or at other times during the term of the Securities. As a result, it is impossible to predict whether the Index, or the Current Principal Amount calculated with reference to the performance of the Index Constituent Securities will rise or fall.

The estimated historical performance of the Index that has been calculated by the Index Sponsor and included in this prospectus supplement is subject to significant limitations, including the fact that the Index Sponsor had the benefit of hindsight both in developing the Index methodology and in calculating

Risk Factors

the estimated historical performance of the Index, and the fact that the estimated historical performance of the Index was calculated in a manner that differed from the Index methodology in certain respects, as described in “Alerian Midstream Energy Index — Historical and Estimated Historical Performance.” If the estimated historical performance of the Index was calculated based on different assumptions or if the modifications to the Index methodology were not made, or if the estimated historical performance information covered a longer or different time period, the estimated hypothetical performance of the Index might look materially different.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. No assurance can be given that a secondary market will exist, however if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the Current Indicative Value (or intraday indicative value) of the Securities and you may suffer significant losses.

Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on such Index constituent Securities or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-69, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index Constituent Securities, futures or options on the Index Constituent Securities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituent Securities, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index at any time. Any of these hedging activities will contribute to the trading volume of the underlying Index Constituent Securities and may adversely affect the market price of such Index Constituent Securities and/or the Index Closing Level and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines or becomes zero.

UBS or its affiliates may also engage in trading in the Index Constituent Securities and other investments relating to the Index Constituent Securities or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Securities and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituent Securities or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of the buyer, seller or holder of the Securities into consideration at any time.

Risk Factors

Any of these activities therefore could adversely affect the level of the Index and, therefore, the Current Indicative Value, Closing Indicative Value and Current Principal Amount of the Securities. Furthermore, any of these activities, if occurring during a Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment you will receive at maturity or call or upon early redemption of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index Constituent Securities, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks, commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

Our offering of the Securities does not constitute a recommendation of the Index or the Index Constituent Securities.

You should not take our offering of the Securities as an expression of our views about how the Index to which the Securities are linked will perform in the future or as a recommendation to invest in the Index or the Index Constituent Securities, including through an investment in the Securities. As we are part of a global financial institution, our affiliates may have, and often do, have positions (including short positions) that conflict with an investment in the Securities, including positions in constituents included in the Index. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements between UBS and the Index Sponsor in relation to the Index, as discussed under “Alerian Midstream Energy Index — License Agreement and Disclaimers” on page S-43) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor or Index Calculation Agent discontinue or suspend the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity, call or upon early redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-61 and “Specific Terms of the Securities — Security Calculation Agent” on page S-60. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates have performed an

Risk Factors

independent review or due diligence of publicly available information with respect to the Index or the Index Sponsor and neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Securities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the Index Closing Level, could have an adverse impact on the market value of the Securities.

An Index Constituent Security may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent Security. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index Constituent Security. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index Constituent Security, or any other force majeure event, will not have an adverse or distortive effect on the Index Closing Level or the manner in which it is calculated, and, therefore, may have an adverse impact on the value of the Securities. An Index Constituent Security may also be removed from the Index, as described under “Alerian Midstream Energy Index — Index Rebalancings” on page S-42.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page S-60.

The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index Constituent Securities or the Index has occurred or is continuing on a day during a Measurement Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

Risk Factors

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable Measurement Period or on the applicable valuation date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during a Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing in order to calculate the Closing Indicative Value. In no event, however, will the applicable Measurement Period or Redemption Valuation Date for the Securities be postponed by more than five (5) Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than five (5) Index Business Days. If the Final Measurement Period, Call Measurement Period, or Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the applicable Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the applicable Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-61.

The Index Constituent Securities are concentrated in the energy industry.

As of the date of this prospectus supplement, the Index Constituent Securities represent corporations and MLPs that have been issued by North American companies engaged in the energy infrastructure industry. In addition, many of the corporations and MLPs included in the Index are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. As a result, the value of all or some of the Index Constituent Securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the energy industry than a different investment linked to a more broadly diversified group of constituents. Corporations and MLPs in the energy industry are significantly affected by a number of factors including:

➢	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

➢	changes in tax or other laws and regulations affecting corporations or MLPs generally;

➢	regulatory changes affecting pipeline or shipping fees and other regulatory fees in the energy sector;

➢	changes in the relative prices of competing energy products;

➢	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

➢	weather conditions;

➢	the level of consumer demand;

➢	the price and availability of alternative fuels, such as solar, coal, nuclear and wind energy and of foreign imports of hydrocarbons;

Risk Factors

➢	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

➢	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

➢

political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, conditions in South America, China and Russia, and acts of terrorism or sabotage;

➢	Organization of Petroleum Exporting Countries (“OPEC”) actions to increase, decrease or stabilize oil production;

➢	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and

➢

general economic and geopolitical conditions in the United States and worldwide (including domestic or global health events, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus (COVID-19)).

These or other factors or the absence of such factors could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index Constituent Securities to decline during the term of the Securities.

Risks associated with North American energy infrastructure companies.

North American energy infrastructure companies listed in the U.S. have recently experienced extraordinary levels of volatility during the economic disruption that resulted from the spread of the coronavirus disease (COVID-19) in early 2020. For example, on March 9, 2020 and on March 18, 2020, the level of the Alerian Midstream Energy Index fell by over 21.8%, at the respective intraday low, relative to the Index Closing Level on the respective previous day. Between February 19, 2020 and March 18, 2020, the level of the Alerian Midstream Energy Index decreased by approximately 59.14%. See “Alerian Midstream Energy Index” beginning on page S-39.

Energy market risks may affect the trading value of the Securities and the amount you will receive at maturity.

We expect that the Index will fluctuate in accordance with changes in the financial condition of the Index Constituent Securities and certain other factors. The financial condition of the Index Constituent Securities may become impaired or the general condition of the midstream energy market may deteriorate, either of which may cause a decrease in the level of the Index and thus in the value of the Securities. The Securities are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index Constituent Securities change. In addition, markets for various energy related commodities are subject to control or manipulation by large producers and purchasers.

Investor perceptions of the Index Constituent Securities are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The level of the Index is expected to fluctuate until the Maturity Date.

Market disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Security Calculation Agent determines that a Market Disruption

Risk Factors

Event exists. Any such Market Disruption Event may have an adverse impact on the Index Closing Level or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-61.

UBS may redeem the Securities prior to the Maturity Date.

On any Business Day through and including the Maturity Date, UBS may elect to redeem all, but not less than all, the outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon each redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

If UBS elects to redeem your Securities pursuant to the UBS Call Right, the payment you receive may be less than the payment you would have otherwise been entitled to at maturity, and you may not be able to reinvest any amounts received on the Call Settlement Date at comparable terms or returns. In addition, you may have to invest your proceeds in a lower-return investment.

UBS’s right to redeem the Securities may also adversely impact your ability to sell your Securities, and/or the price at which you may be able to sell your Securities, following delivery of a redemption notice by UBS.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS

Risk Factors

(a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

The Tax Consequences of Owning Securities Are Uncertain and May Be Less Favorable Than a Direct Investment in the Index Constituent Securities.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead made a direct investment in the Index Constituent Securities. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount as ordinary income, notwithstanding that all or a portion of such distributions may be attributable to distributions on an Index Constituent Security that would be subject to more favorable tax treatment if received by a holder of the Index Constituent Security. This could have the effect of requiring a U.S. holder to pay more U.S. federal income tax (and to pay such tax at an earlier time) than a holder of a direct investment in the Index Constituent Securities.

It is possible that the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) partnerships are considered to be pass-thru entities. We understand that a significant portion of the Index, although less than a majority of the Index, is comprised of entities that are classified as partnerships for tax purposes. It is not entirely clear how Section 1260 applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references entities that are not pass-thru entities, but that includes a significant amount of pass-thru entities, such as the Index. In addition, it is possible that the Index in the future

Risk Factors

could primarily consist of entities that pass-thru entities, in which case it is more likely that Section 1260 would apply to the Securities. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

In addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this prospectus supplement. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities Will Be Subject to Adverse U.S. Federal Income Tax Consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” below, we intend to generally treat each Coupon Amount and any Accrued Dividend (including amounts received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) that is received by a non-U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) as a dividend equivalent that is subject to a 30% withholding tax (subject to reduction under an applicable treaty) under Section 871(m), except to the extent of the portion of such amount that is attributable to distributions on an Index Constituent Security that is issued by a non-U.S. corporation.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

Changes under Canadian tax law or the tax treaty between the United States and Canada could negatively impact investors.

If there is an increase in the dividend withholding tax rate under Canadian law or the tax treaty between Canada and the United States, there would be a further reduction (i.e. beyond the current 15% rate) in the portion of the Coupon Amount that is attributable to dividends that are paid on the Canadian Index Constituent Securities to take into account the increased withholding tax amount.

Risk Factors

In addition, while under current law there is no Canadian withholding tax on the Coupon Payments that are paid to holders of Securities, it is possible that Canada will in the future enact a law that would impose a Canadian withholding tax on Coupon Payments with respect to the portion of the Coupon Payment that is attributable to dividends on the Canadian Index Constituent Securities. If such a law is enacted, we would be required to withhold such amount from the Coupon Payments, and we would not pay any additional amounts to compensate investors for the withholding tax. This tax, if enacted, would be in addition to the current 15% Canadian withholding tax that would be imposed on a direct U.S. holder of a Canadian Index Constituent Security that is currently taken into account in determining the Coupon Amount on the Securities.

Alerian Midstream Energy Index

We have derived all information contained in this prospectus supplement regarding the Alerian Midstream Energy Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by Alerian (“Alerian” or the “Index Sponsor”). We make no representation or warranty as to the accuracy or completeness of such information. The Alerian Midstream Energy Index is calculated, maintained and published by S&P Dow Jones Indices (“S&P” or the “Index Calculation Agent”). Neither the Index Sponsor nor S&P has any obligation to continue to publish, and may discontinue the publication of, the Alerian Midstream Energy Index.

The Alerian Midstream Energy Index (the “Index”) is disseminated on a real-time basis beginning when the first traded price of any of the Index Constituent Securities is received by S&P. Prices are delivered to the New York Stock Exchange (“NYSE”) every 15 seconds and subsequently published to data vendors under the ticker symbol “AMNA Index.”

The Securities are linked to the performance of the price-return version of the Index.

Introduction

The Index is a broad-based composite of North American energy infrastructure companies, and is calculated by S&P using a capped, float-adjusted, capitalization-weighted methodology. The Index Constituent Securities earn the majority of their cash flow from midstream activities involving energy commodities. As of June 15, 2020, there were 48 Index Constituent Securities.

The Index is disseminated through ticker “AMNA”. Index values and, constituents, research content, and announcements regarding rebalancings can be found at www.alerian.com. Information contained in the Alerian website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement. We make no representation or warranty as to the accuracy or completeness of information contained on the website of Alerian.

Documents Used to Calculate the Index

The following documents are used to calculate shares outstanding and investable weight factors of the constituents of the Index:

➢	Constituent press releases

➢	Annual reports pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 (10-K, 20-F)

➢	Annual reports pursuant to Parts 4, 5 and 6 of National Instrument 51-102 (AIF)

➢	Quarterly reports pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 (10-Q, 6-K)

➢	Quarterly reports pursuant to Parts 4 and 5 of National Instrument 51-102 (IFS)

➢	Certain registration statements pursuant to Rules 415 and 462 under the Securities Act of 1933 (S-1, S-3)

➢	Prospectuses and prospectus supplements pursuant to Rule 424(b)

➢	Proxy statements pursuant to Section 14(a) of the Securities Exchange Act of 1934 (DEF 14A)

➢	Current reports pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 (8-K, 6-K)

Alerian Midstream Energy Index

The following documents are not used in the aforementioned calculations:

➢	Schedules 13D and 13G under the Securities Exchange Act of 1934

➢	Form 4s pursuant to Section 16(a) of the Securities Exchange Act of 1934

➢	Certain registration statements under the Securities Act of 1933 (S-8)

Shares Outstanding

Shares included in the calculation of shares outstanding include, but are not limited to, common shares, subordinated shares, special class shares and paid-in-kind shares. Shares excluded from the calculation of shares outstanding are general partner (“GP”) shares, management incentive shares, and tradable, non-common shares.

The number of shares outstanding generally reflects that which is represented by the latest annual or quarterly report, unless otherwise indicated by a press release, Securities and Exchange Commission (“SEC”) document, or Ontario Securities Commission document filed pursuant to a transaction. The following is a non-exhaustive list of qualifying transactions and the point at which they are reflected in a constituent’s shares outstanding. (The word “reflected” here means for Index share calculation and constituent selection purposes only. Changes to shares outstanding and IWF (as defined below), as it relates to calculating the Index, only occur after market close on rebalancing dates, stock dividends and splits excepted.)

Qualifying Transaction	Reflected in Shares Outstanding
Follow-on public equity offerings	Time of pricing
Over-allotment option exercises	Earlier of time of press release or current report
Private investments in public equity (“PIPEs”)*	Time of closing
Share repurchases	Earlier of time of press release or current report
At-the-market (“ATM”) equity offerings	As reported in periodic reports, prospectuses, or proxies

*

Unless a lock-up period has been specified, common shares issued in a PIPE transaction are considered to be freely tradable upon the earlier of (a) the effectiveness date of the accompanying SEC registration statement or (b) 180 days after the transaction close, pursuant to SEC Rule 144.

Investable Weight Factors

A constituent’s investable weight factor (“IWF”) has two components.

➢	Numerator

➢	Denominator (Shares outstanding)

The numerator is equal to the number of tradable shares and is calculated as follows.

Shares outstanding — Non-common  shares — Unregistered common shares — Insider-owned common shares

Insider-owned common shares: For the purposes of this calculation, insider-owned common shares are those which are included in “Security Ownership of Certain Beneficial Owners and Management” of a constituent’s latest annual report or proxy. This number is frequently expressed as, or is similar to, “All directors and named executive officers as a group”, plus common shares owned by GPs and/or persons or entities with board representation. Though insiders file Forms (4) and Schedules (13) to indicate changes to their ownership position between annual reports and proxies, they are not factored into the

Alerian Midstream Energy Index

calculation. Other documents (such as press releases, 8-Ks, and prospectus supplements) indicating changes to ownership by a GP are factored into the calculation immediately.

The denominator is equal to the number of shares outstanding.

The IWF is then calculated as follows:

(Shares Outstanding — Non — common shares — Unregistered common shares — Insider — ownded common shares)
Shares outstanding

Constituent Criteria

To be eligible for inclusion in the Index, a constituent must:

➢	Have principal executive offices located in the US or Canada

➢

Earn the majority of its cash flow from qualifying midstream activities involving energy commodities. The following Energy MLP Classification Standard (EMCS(SM)) activities are considered qualifying: Gathering & Processing, Liquefaction, Pipeline Transportation, Rail Terminaling, and Storage. Majority of cash flow is calculated on a trailing- four-quarter basis using a company’s reported business segments. Exceptions may be made on a case-by-case basis to accelerate the eligibility or ineligibility of companies that have been transformed by a recent acquisition.

➢

Have a median daily trading volume of at least $1 million for the six-month period preceding the data analysis date. As an example, for the March quarterly rebalancing, this criterion requires that the median of a company’s daily trading volume during the September-February period be at least $1 million. If the data analysis date for a special rebalancing falls on the last trading day of the month, then that month is the sixth month in the six-month period. Otherwise, the preceding month is the sixth month in the six month period.

A non-constituent will only be added to the Index during the (a) quarterly rebalancing process if it meets all criteria, or (b) special rebalancing process if it (i) is acquiring the constituent that is being removed, and (ii) meets all criteria. A constituent will remain in the Index if it (a) continues to meet the first two criteria and (b) has a median daily trading volume of at least $0.5 million for the six-month period preceding the data analysis date. Constituents will only be removed from the Index for failing to meet criteria during the quarterly rebalancing process. A non- constituent that has entered into a merger agreement to be acquired is not eligible to be added to the Index.

These criteria are reviewed regularly to ensure consistency with industry trends.

Index Equations

The Index is calculated by S&P as follows:

➢	[Initial Divisor] = [Index Market Capitalization on December 29, 2017] / 500

➢	[Index Value] = [Index Market Capitalization] / Divisor

➢	[Post-Rebalance Divisor] = [Post-Rebalance Index Market Capitalization] / [Pre-Rebalance Index Value]

“Divisor” means the Initial Divisor or the Post-Rebalance Divisor, as applicable.

Alerian Midstream Energy Index

Index Rebalancings

Index rebalancings fall into two groups:

1.	Quarterly rebalancings; and

2.	Special rebalancings.

Quarterly rebalancings occur on the third Friday of each March, June, September, and December, and are effective at the open of the next trading day. In the event that the major U.S. and Canadian exchanges are closed on the third Friday of March, June, September, or December, the rebalancing will take place after market close on the immediately preceding trading day. Data relating to constituent eligibility, additions, and deletions are analyzed as of 4:00 p.m. ET on the last trading day of February, May, August, and November. The index shares of each constituent are then calculated according to the system described below, and assigned after market close on the quarterly rebalancing date. Since index shares are assigned based on prices on the last trading day of February, May, August, and November, the weight of each constituent on the quarterly rebalancing date may differ from its target weight due to market movements.

After market close on the last trading day of February, May, August, and November, the post-rebalancing constituents are weighted and ranked by float-adjusted market capitalization (AMC). If the weight of the largest constituent exceeds 10%, it is assigned a weight of 10% and its excess weight is proportionately distributed to the remaining constituents. After this distribution, if the weight of the next largest constituent exceeds 10%, it is assigned a weight of 10% and its excess weight is proportionately distributed to the remaining constituents. This process is repeated until none of the remaining constituents has a weight that exceeds 10%.

Special rebalancings are triggered by corporate actions and will be implemented as practically as possible on a case-by-case basis. Generally, in a merger between two or more Index constituents, the special rebalancing will take place one full trading session after the constituent’s issuance of a press release indicating all needed merger votes have passed. If the stock is delisted before market open on the first trading day after all needed merger votes have passed, the delisted security will trade at the conversion price, including any cash consideration. Only the shares outstanding and IWFs of the surviving constituents in a merger will be updated to reflect the latest information available. Data are analyzed as of 4:00 p.m. ET two trading days prior to the last required merger vote. Index shares are then calculated to the weighting scheme above and assigned after market close on the rebalancing date.

Treatment of Distributions

The Securities are linked to the price-return version of the Index, which does not account for cash dividends and distributions.

Base Date

The base date for the Index is December 29, 2017, with a base value of 500. Data prior to the live launch was back-tested by rigorously applying then-current index methodology to each historical rebalancing date to select and weight constituents. A back-filled or back-casted methodology can result in the exclusion of acquired, merged or delisted companies and distort historical performance.

Announcements

Constituent changes related to quarterly rebalancings will be announced at 8:30 a.m. ET on the second Friday of March, June, September and December. Constituent changes related to special rebalancings

Alerian Midstream Energy Index

resulting from mergers will be announced at 8:30 a.m. ET on the last trading day prior to the last required merger vote. Constituent changes related to special rebalancings resulting from other types of delistings will be handled on a case-by-case basis. Index methodology changes, if any, will be announced after market close on the last trading day of the month. Announcements can be found on the Index Sponsor’s website, www.alerian.com.

Holiday Schedule

The Index is calculated when U.S. and/or Canadian equity markets are open.

Index Committee

The Index is managed by an Index Committee that reviews all methodology modifications to ensure that they are made objectively and without bias. The Index Committee is comprised of full-time professional members of the Index Sponsor’s staff and board, convenes on a quarterly basis, and is responsible for overseeing the development and applications of the methodology. If the Index methodology does not provide a clear process for the management of any situation, the Index Committee will determine the process to be followed. Information regarding methodology modifications and constituent changes is considered to be material and can have an impact on the market. Consequently, all Index Committee discussions are confidential.

FX Rate

Real-time spot Forex rates, as supplied by Reuters, are used for ongoing Index calculation of real-time indices. WM / Reuters foreign exchange rates are taken daily at 4:00 p.m. London Time and used in the end-of-day calculation of the Index. These mid-market fixings are calculated by The WM Company based on Reuters data and appear on the Reuters pages WMRA.

The Index Sponsor may, in its sole discretion, change the time at which such mid-market foreign exchange rate fixings are observed for use in the end-of-day calculation of the Index. Announcements can be found on the Index Sponsor’s website, www.alerian.com.

License Agreement and Disclaimers

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

Alerian Midstream Energy Index, Alerian Midstream Energy Total Return Index, Alerian Midstream Energy Net-Total Return Index, AMNA, AMNX and AMNAN, are trademarks of GKD Index Partners, LLC d/b/a Alerian and their use is granted under a license from GKD Index Partners, LLC d/b/a Alerian.

All disclosures contained in this prospectus supplement regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

The accuracy and/or completeness of the Index, any data included therein, or any data from which it is based is not guaranteed by the Index Sponsor, and the Index Sponsor shall have no liability for any errors, omissions, or interruptions therein. The Index Sponsor makes no warranties, express or implied, as to results to be obtained from use of information provided by the Index Sponsor and used in connection with the Securities, and the Index Sponsor expressly disclaims all warranties of suitability with respect thereto.

Alerian Midstream Energy Index

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 500.00 on December 27, 2017, which is referred to as the “Base Date.” The Index Sponsor began calculating and publicly disseminating the Index publicly on June 25, 2018. Therefore, the historical information presented below for the period prior to June 25, 2018 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor calculated the Index prior to June 25, 2018 using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after June 25, 2018 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Securities will result in holders of the Securities receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the Index from September 23, 2013 through June 15, 2020.

Estimated Historical and Historical Results for the

period September 23, 2013 through June 15, 2020

	Price Return		Total Return
Year	Ending Level	Annual Return	Ending Level	Annual Return
September 23, 2013	611.48		488.14
2013	649.32	6.19%	524.75	7.50%
2014	724.27	11.54%	610.64	16.37%
2015	430.52	-40.56%	382.82	-37.31%
2016	541.54	25.79%	512.33	33.83%
2017	500.00	-7.67%	500.00	-2.41%
2018	407.40	-18.52%	433.55	-13.29%
2019	474.27	16.41%	537.78	24.04%
2020 (through June 15, 2020)	370.43	-21.89%	399.89	-25.64%

Historical Performance and Estimated Historical Performance Is Not Indicative of Future Results.

The table below shows the historical performance and the estimated historical performance of the total return version of the Index from the Base Date through June 15, 2020 in comparison with the total returns of the Alerian MLP Index, Alerian MLP Infrastructure Index and the S&P MLP Index. Note that the total return version of the Index accounts for cash dividends and distributions by reinvesting them across the Index after market close on the ex-dividend date. In addition, the total return version of the Index does not apply any dividend withholding tax in respect of Canadian Index Constituent Securities. The Securities are linked to the price return version of the Index, which does not account for cash dividends and distributions.

	Index (total- return)	Alerian MLP Index	Alerian MLP Infrastructure Index	S&P MLP Index
Total Return	-20.02%	-31.52%	-33.69%	-38.76%
Annualized Return	-8.68%	-14.26%	-15.38%	-18.06%

Alerian Midstream Energy Index

Historical and estimated historical information presented is as of June 15, 2020 and is furnished as a matter of information only. Historical and estimated historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical or estimated historical performance, either positively or negatively.

The graph below illustrates historical and estimated historical performance of the Index from the Base Date to June 15, 2020. The graph below is based on the total return version of the Index, and the total return versions of the Alerian MLP Index, Alerian MLP Infrastructure Index and the S&P MLP Index.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, the Index Calculation Agent, will calculate and publish the “Intraday Index Value” every fifteen seconds during normal trading hours on Bloomberg under the ticker symbol “AMNA Index”. The actual Index Closing Level may vary, and on a cumulative basis over the term of the Securities, may vary significantly, from the Intraday Index Value.

The Index Sponsor and Index Calculation Agent are not affiliated with UBS and do not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the Intraday Index Value will be derived from sources the Index Sponsor and Index Calculation Agent deem reliable, but the Index Sponsor, the Index Calculation Agent and their affiliates do not guarantee the correctness or completeness of the Intraday Index Value or other information furnished in connection with the Securities or the calculation of the Index. The Index Sponsor and Index Calculation Agent makes no warranty, express or implied, as to results to be obtained by UBS, UBS’s customers, holders of the Securities, or any other person or entity from the use of the Intraday Index Value or any data included therein. The Index Sponsor and Index Calculation Agent make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the Intraday Index Value or any data included therein. The Index Sponsor and the Index Calculation Agent and their employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, the Index Calculation Agent or their employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor and Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the Intraday Index Value, from whatever cause. The Index Sponsor and Index Calculation Agent are not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The Intraday Index Value will be provided for reference purposes only. Published calculations of the level of the Index from the Index Sponsor and Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The Intraday Index Value published every fifteen seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An “intraday indicative value” (or “Current Indicative Value”) meant to approximate the expected trading value of the Securities in a liquid market will be calculated by NYSE and published to Bloomberg (based in part on the information provided by the Index Sponsor) under the symbol “AMNAIV”. In connection with your Securities, we use the terms “intraday indicative value” and “Current Indicative Value” interchangeably to refer to the value of each Security at a given time and date equal to the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day.

For the purposes of calculating the Current Indicative Value, the Index Factor (which is a component of the Current Principal Amount definition) will be determined using the Intraday Index Value. Additionally, from and including the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day, and (ii) the Residual Factor from the immediately preceding calendar day.

Valuation of the Index and the Securities

The minimum value of the Current Indicative Value (or intraday indicative value) on any calendar day will be zero. The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (or intraday indicative value).

The intraday indicative value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. For this reason and others, the actual trading price of the Securities may be different from their Current Indicative Value (or intraday indicative value). In addition, the levels of the Index provided by the Index Sponsor and Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituent Securities.

The calculation of the Current Indicative Value (or intraday indicative value) shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities on Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be significantly different from their Current Indicative Value (or intraday indicative value). The intraday indicative value of the Securities published at least every fifteen seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the Intraday Index Value of the Index, and may not be equal to the payment at maturity or call, or upon early redemption.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

We may, at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the Securities and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities undergo a split, we will adjust the Current Principal Amount and other relevant terms of the Securities accordingly. For example if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The Current Principal Amount on such record date would be divided by four to reflect the 4:1 split of your Securities. Any adjustment to the Current Principal Amount will be rounded to four decimal places. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If prior to the effectiveness of the split, the Company exercises its Call Right, the split will not occur.

In the case of a reverse split, the Current Principal Amount and other relevant terms will be adjusted accordingly, and we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. For example, if the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current Principal Amount of the Securities on such record date would be multiplied by four to reflect the 1:4 reverse split of your Securities. Any adjustment

Valuation of the Index and the Securities

of the Current Principal Amount will be rounded to four decimal places. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If prior to the effectiveness of the reverse split, the Company exercises its Call Right, the reverse split will not occur.

Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number of Securities they hold which is evenly divisible by the reverse split divisor, and we will have the right to compensate holders for their remaining or “partial” Securities in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted Securities on the 15th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering price and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment the amount of which will vary depending on the performance and path of the Index calculated in accordance with the formula set forth below and will be reduced by the Daily Tracking Fee as of the last Index Business Day in the applicable Measurement Period or Redemption Valuation Date.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under “— Early Redemption at the Option of the Holders.” If the amount so calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

If we elect to exercise our call right to redeem all of the Securities, subject to compliance with the procedures set forth below, for each Security you will receive a cash payment on the Call Settlement Date equal to the Call Settlement Amount, as described below under “— UBS’s Call Right.” If the amount so calculated is equal to or less than zero, the Call Settlement Amount will be zero and you will not receive a cash payment.

The Securities may pay a cash coupon during their term.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount in cash equal to the Coupon Amount, if any. The Coupon Amount will equal the

Specific Terms of the Securities

sum of the cash distributions that a hypothetical holder of Index Constituent Securities would have been entitled to receive in respect of the Index Constituent Securities during the relevant period. The Coupon Amount may be equal to zero.

The “Coupon Amount” means (i) on any calendar day that is not a Coupon Ex-Date, an amount per Security equal to zero; and (ii) on any calendar day that is a Coupon Ex-Date, an amount per Security equal to the Accrued Dividend on the Coupon Valuation Date immediately preceding such Coupon Ex-Date. The minimum value of the Coupon Amount will be zero.

The following graphic illustrates the formula to determine the Coupon Amount on a Coupon Ex-Date, which has been simplified for ease of presentation:

Coupon Amount	=	Accrued Dividend, on the immediately preceding Coupon Valuation Date

If the Securities undergo a split or reverse split, the Coupon Amount will be adjusted accordingly.

Notwithstanding the foregoing, with respect to cash distributions or dividends on an Index Constituent Security which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the dividend or cash distribution to holders of such Index Constituent Security by the scheduled payment date for such dividend or cash distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Coupon Amount. Any such delayed dividend or cash distribution payments from the issuer of an Index Constituent Security will be attributed back to the Accrued Dividend and included in the next Coupon Amount.

The “Accrued Dividend” means, as of any date of determination, an amount per Security equal to: (i) on the Initial Trade Date, $0.00 per Security; and (ii) on any subsequent calendar day (a) the Accrued Dividend as of the immediately preceding calendar day, plus (b) the Daily Dividend on such calendar day, minus (c) the Coupon Amount on such calendar day.

If the Securities undergo a split or reverse split, the Accrued Dividend will be adjusted accordingly.

The “Daily Dividend” means on any calendar day, an amount per Security equal to:

(a)(i) the Index Dividend Point, times (ii) the Current Principal Amount on the immediately preceding calendar day, divided by (b) the Index Closing Level on the immediately preceding calendar day.

The Daily Dividend will be rounded to four decimal places.

The Daily Dividend is intended to approximate the amount of distributions in US Dollars that a holder of the Securities would receive if such holder held an unleveraged investment in the Index Constituent Securities directly.

The “Index Dividend Point” on any calendar day, means an amount per Security equal to (a) (the sum of the products of (i) the cash value of distributions, that a hypothetical holder of one share of an Index Constituent Security, whose “ex-dividend date” occurs on such calendar day, would have been entitled to receive (adjustments relating to foreign exchange rate fixings or dividend withholding taxes, described below), and (ii) the number of index shares of that Index Constituent Security included in the Index as of such date), divided by (b) the Divisor as of such date.

Specific Terms of the Securities

In respect of distributions on any Canadian Index Constituent Securities, on their respective “ex-dividend date”, the cash value of distributions will be deemed to be converted from Canadian Dollars to U.S. Dollars at the WM / Reuters USD/CAD foreign exchange rate as of 4:00 p.m. London Time on such ex-dividend date (the “WM / Reuters FX Rate”). These mid-market fixings are calculated by the WM Company based on Reuters data and appear on the Reuters pages WMRA.

Notwithstanding the foregoing, if the Security Calculation Agent determines on the relevant determination date that:

(a) the WM/ Reuters FX Rate has been discontinued (or otherwise ceases to be published), materially disrupted or is no longer representative of the underlying market or economic reality; or

(b) 4:00 p.m. London Time is no longer the appropriate time for fixing the WM/Reuters FX Rate for any of the reasons set forth in (a) above,

then the Security Calculation Agent will, in the case of (a) use a substitute or successor provider of foreign exchange rates that it has determined in its sole discretion is most comparable to the WM / Reuters FX Rate, provided that if the Security Calculation Agent determines that there is an industry-accepted successor provider of foreign exchange rates, then the Security Calculation Agent shall use such successor provider of foreign exchange rates; or in the case of (b) use such other time for fixing of the foreign exchange rate as it has determined in its sole discretion is appropriate based on the WM / Reuters FX Rate, or such substitute or successor provider of foreign exchange rates, as it has determined in its sole discretion is most comparable to the WM / Reuters FX Rate, as set forth above.

As of the date of this prospectus supplement, the applicable dividend withholding tax would reduce the cash value of distributions in respect of any Canadian Index Constituent Security by 15% for purposes of calculating the Index Dividend Point. The 15% rate is subject to adjustment if there is a change under Canadian law or the tax treaty between the United States and Canada or to the Canadian dividend withholding tax rate applicable to a U.S. holder of a Canadian Index Constituent Security that is eligible for the benefits of the tax treaty between the United States and Canada.

In the event that an adjustment relating to foreign exchange rate fixings or dividend withholding taxes is made, we will issue a press release announcing such adjustment and the effective date for such adjustment.

The Index Dividend Point, on any calendar day, represents the total cash value of distributions that a hypothetical holder of the Index Constituent Securities, in proportion to the weights of the Index Constituent Securities, would have been entitled to receive with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs on such calendar day.

The Index Dividend Point may not be publicly disseminated by the Index Calculation Agent. The data used to calculate the Index Dividend Point is the property of the Index Calculation Agent and investors may be required to pay a fee and meet any other requirements of the Index Calculation Agent in order to access such information. See “Risk Factors — The value of the Index Dividend Point may not be publicly disseminated or otherwise freely accessible to investors” beginning on page S-21.

The “Divisor” means, as of any date of determination, the divisor used by the Index Calculation Agent to calculate the Index Closing Level.

The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation Date. The first Coupon Payment Date will be October 21, 2020, subject to adjustment. If such day is not a Coupon Business Day, the Coupon Payment Date shall be the following Coupon Business Day.

Specific Terms of the Securities

If the final Coupon Ex-Date occurs prior to the Maturity Date, but the final Coupon Payment Date otherwise occurs after the Maturity Date, in such case, the final Coupon Payment Date will be the Maturity Date, subject to adjustment.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date. If such day is not a Coupon Business day, the Coupon Record Date shall be the immediately preceding Coupon Business Day.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Coupon Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the Coupon Business Day immediately preceding the applicable Coupon Record Date.

If a day that would otherwise be a Coupon Ex-Date occurs on or after the first day of an applicable Measurement Period, such day will not be a valid Coupon Ex-Date and all further Coupon Ex-Dates will be suspended. In this case, the Coupon Amount corresponding to such Coupon Ex-Date will be included in the Cash Settlement Amount or Call Settlement Amount payable at maturity or call, respectively.

The “Coupon Valuation Date” means the 30th day of each March, June, September and December, of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date. The first Coupon Valuation Date will be September 30, 2020.

“Coupon Business Day” means any Index Business Day other than an Index Business Day on which banking institutions in New York are not authorized or obligated by law, regulation or executive order to be open.

“record date” means, (i) with respect to a distribution on an Index Constituent Security, the date on which a holder of the Index Constituent Security must be registered as a stockholder/unitholder of such Index Constituent Security in order to be entitled to receive such distribution, and (ii) with respect to any split or reverse split, the tenth Business Day after the announcement date.

“ex-dividend date” means, with respect to a distribution on an Index Constituent Security, the first Business Day on which transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

Cash Settlement Amount at Maturity

The “Maturity Date” is June 21, 2050, which will be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called or redeemed, you will receive at maturity a cash payment equal to the Closing Indicative Value on the last day of the Final Measurement Period. We refer to this payment as the “Cash Settlement Amount”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

The following graphic illustrates the formula to determine the Cash Settlement Amount, which has been simplified for ease of presentation:

Cash Settlement Amount	=	Closing Indicative Value, on last Index Business Day in Final Measurement Period

Specific Terms of the Securities

You may lose all or a substantial portion of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Daily Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Index Closing Level at the end of the Final Measurement Period, as compared to the initial Index Closing Level or the Index level at the time you purchase the Securities, as applicable) does not increase by an amount sufficient to offset the negative effect of the Daily Tracking Fee (less any Coupon Amounts you may be entitled to receive), or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose all or a substantial portion of your investment at maturity. The Daily Tracking Fee also takes into account the performance of the Index, as measured by the Current Principal Amount.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. If the Securities are called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “— UBS’s Call Right” beginning on page S-59.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices which may be significantly higher or lower than the Stated Principal Amount. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

The “Closing Indicative Value” represents the dollar value per Security that an investor would receive on any day if it redeemed the Security on such day (excluding any Redemption Fee Amount). The Closing Indicative Value per Security will be calculated as follows:

(a)	On the Initial Trade Date, $25.00 per Security

(b)	On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period, an amount per Security equal to:

Current Principal Amount + Accrued Dividend

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

Current Principal Amount + Accrued Dividend + Measurement Period Cash Amount

The minimum value of the Closing Indicative Value on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

The Current Principal Amount represents the notional investment in the Index Constituent Securities per Security at the close of trading on any calendar day.

The “Current Principal Amount” per Security, will be calculated as follows:

(a)	On the Initial Trade Date, $25.00 per Security;

(b) On any subsequent calendar day, prior to but excluding the first day of an applicable Measurement Period

Specific Terms of the Securities

(Current	Principal Amount on the previous calendar day × Index Factor)—Daily Tracking Fee

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor)

On any calendar day during the Measurement Period that is not an Index Business Day, the Current Principal Amount will be equal to the Current Principal Amount on the previous calendar day.

The minimum value of the Current Principal Amount on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

The “Index Factor” on any Index Business Day prior to but excluding the first day of an applicable Measurement Period, will equal:

(i) the Index Closing Level, on such Index Business Day, divided by, (ii) the Index Closing Level, on the immediately preceding Index Business Day.

From and including the first day of an applicable Measurement Period, the Index Factor will equal:

(i) the Index Closing Level, on such calendar day, divided by, (ii) the Index Closing Level on the calendar day immediately preceding the first day of such Measurement Period.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the immediately preceding Index Business Day. The Index Factor will therefore equal one (1) on any calendar day that is not an Index Business Day and is prior to the first Index Business Day of a five-day Measurement Period.

The “Residual Factor” will be calculated as follows:

(a)	1.0 on any calendar day, prior to but excluding the first day of an applicable Measurement Period

(b)

From and including the first day of an applicable five-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such five-day Measurement Period, divided by (b) five.

The Residual Factor is intended to approximate the percentage of the Current Principal Amount that is tracking the Index on any given day. The Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas.

For example, on the first Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (4/5), on the second Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (3/5), on the third Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (2/5), on the fourth Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal (1/5) and on the last Index Business Day in an applicable five-day Measurement Period, the Residual Factor will equal zero.

Specific Terms of the Securities

On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

The “Index Closing Level” on any date of determination is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. 335.0383 is the initial Index Closing Level measured on June 19, 2020 (the Initial Trade Date), as determined by the Security Calculation Agent.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the last Index Business Day prior to such calendar day.

“Measurement Period” means the Final Measurement Period or Call Measurement Period, as applicable.

The “Current Indicative Value” or “intraday indicative value”, as determined by the Security Calculation Agent, means the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day.

For the purposes of calculating the Current Indicative Value, the Index Factor (which is a component of the Current Principal Amount definition) will be determined using the Intraday Index Value. Additionally, from and including the first day of an applicable Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day, and (ii) the Residual Factor from the immediately preceding calendar day.

The minimum value of the Current Indicative Value (or intraday indicative value) on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (or intraday indicative value).

If the Securities undergo a split or reverse split, the Current Indicative Value (or intraday indicative value) will be adjusted accordingly.

The “Daily Tracking Fee” means, as of any date of determination, an amount per Security equal to 0.75% per annum, calculated as follows:

(a)	On the Initial Trade Date, $0.00 per Security;

(b)	On any subsequent calendar day:

(0.75% / 365) × Current Principal Amount on the immediately preceding calendar day × Index Factor

The minimum value of the Daily Tracking Fee on any calendar day will be zero.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

The “Measurement Period Cash Amount” is an amount per Security equal to:

(a)	$0.00, on any calendar day prior to but excluding the first day of an applicable Measurement Period

Specific Terms of the Securities

(b)	On the first day of an applicable one-day Measurement Period:

a.	At the close of trading on such Index Business Day, the (Current Principal Amount, on the immediately preceding calendar day, times Index Factor, on such Index Business Day), minus Daily Tracking Fee.

(c)	From and including the first day of an applicable five-day Measurement Period:

a.	At the close of trading on each Index Business Day, will equal:

(a) Measurement Period Cash Amount on the immediately preceding calendar day, plus (b) ( (i) Current Principal Amount, on the calendar day immediately preceding the first day of such Measurement Period, times (ii) Index Factor, divided by (iii) five), minus (c) Daily Tracking Fee

b.	On any calendar day that is not an Index Business Day, will equal the Measurement Period Cash Amount on the immediately preceding Index Business Day, minus Daily Tracking Fee

(d)	On any calendar day after the last Index Business Day of an applicable Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

The minimum value of the Measurement Period Cash Amount on any calendar day will be zero.

The Measurement Period Cash Amount represents the portion of the Current Principal Amount that has been converted to cash on any given day of an applicable Measurement Period and is no longer tracking the Index.

At the close of trading of each Index Business day during a five-day Measurement Period, approximately 20% of the Current Principal Amount, on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash. After the close of trading on the final Index Business Day of an applicable five-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the five-days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount will be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

The “Final Measurement Period” means:

(a)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $250,000,000, the Calculation Date, subject to adjustments as described under “Specific Terms of the Securities — Market Disruption Event”;

(b)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $250,000,000, the five (5) Index Business Days from, and including, the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

For the purpose of determining the Final Measurement Period, the “Market Value” of the Securities as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:

(i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by AMNASO <Index> on Bloomberg L.P.

Specific Terms of the Securities

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P Dow Jones Indices.

The “Calculation Date” means June 10, 2050 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on the same Index Business Day, provided that you request that we redeem a minimum of 50,000 Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. We reserve the right from time-to-time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume that you will be entitled to the benefit of any such waiver. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume that you will be entitled to any such acceleration.

The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The First Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments. In addition, if a call notice has been issued, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable.

If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituent Securities, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date —Redemption Fee Amount.

Specific Terms of the Securities

We refer to this cash payment as the “Redemption Amount.”

If the amount calculated above is less than or equal to zero, the payment upon early redemption will be zero.

As of any Redemption Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to:

(0.125% × Closing Indicative Value of the Security as of such Redemption Valuation Date).

We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

The following graphic illustrates the formula to determine the Redemption Amount, which has been simplified for ease of presentation:

Redemption Amount	=	Closing Indicative Value	—	Redemption Fee Amount

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount will reduce your Redemption Amount. If the level of the Index does not increase by an amount sufficient to offset the combined negative effect of the Daily Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts you may be entitled to receive), or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See — UBS’s Call Right” beginning on page S-59.

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Repayment.”

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which we refer to as a “Redemption Notice,” which is attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right. If we receive your Redemption Notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

Specific Terms of the Securities

➢

deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via e-mail in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until another date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request.. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

We reserve the right from time to time to reduce or waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation Date.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior notice to the holders of the Securities (which notice may be provided via press release), such redemption to occur on any Business Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this right, you will receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.”

If the amount so calculated is equal to or less than zero, the payment upon exercise of the UBS Call Right will be zero.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

Specific Terms of the Securities

The “Call Measurement Period” means:

(a)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is less than $250,000,000, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”; or

(b)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right is equal to or greater than $250,000,000, the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “ Specific Terms of the Securities — Market Disruption Event.”

For the purpose of determining the Call Measurement Period, the “Market Value” of the Securities as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right, will equal:

(i) the Closing Indicative Value as of such Index Business Day, times (ii) the number of Securities outstanding as reported by AMNASO <Index> on Bloomberg L.P.

The “Call Valuation Date” means the date disclosed as such by UBS in its notice to holders (which may be provided via press release) of its exercise of the UBS Call Right.

In any notice to holders exercising the UBS Call Right, we will specify how many days are included in the Call Measurement Period.

The following graphic illustrates the formula to determine the Call Settlement Amount, which has been simplified for ease of presentation:

Call Settlement Amount	=	Closing Indicative Value on last Index Business Day in Call Measurement Period

You may lose all or a substantial portion of your investment upon a call. The negative effect of the Daily Tracking Fee will reduce your final payment. If the level of the Index does not increase by an amount sufficient to offset the negative effect of the Daily Tracking Fee (less any Coupon Amounts you may be entitled to receive), or if the final Index level is less than the initial Index Closing Level (or the Index level at the time you purchase the Securities, as applicable), you may lose some or all of your investment upon UBS’s exercise of its call right.

Security Calculation Agent

UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, among other things, at maturity or upon early redemption or call, or at other times, the Current Principal Amount, Current Indicative Value (or “intraday indicative value”), Closing Indicative Value, Market Disruption Events, Business Days, Index Business Days, the Index Factor, the Residual Factor, the Index Closing Level, the Daily Tracking Fee, the Coupon Amount, the Accrued Dividend, the Daily Dividend, if any, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that we will pay you upon redemption, if applicable and the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day or Index Business Day and

Specific Terms of the Securities

all such other matters as may be specified herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you and all other persons having an interest in the Security, without liability on the part of the Security Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon (New York City time) on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Accrued Dividend, the Daily Dividend, if any, the Daily Tracking Fee, the Redemption Amount and Redemption Fee Amount, if any, per security, the Call Settlement Amount, if any, per security, the Current Principal Amount and the Cash Settlement Amount, if any, per security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the Stated Principal Amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing during a five-day Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. The remaining Index Business Days in the Measurement Period will be postponed accordingly, and the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market Disruption Event. For example, if the five-day Measurement Period for purposes of calculating the Call Settlement Amount, is scheduled for June 2, June 3, June 4, June 5 and June 6, and there is a Market Disruption Event with respect to the Index on June 2, but no other Market Disruption Event during such Call Measurement Period, then June 3 will become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June 5th the third Index Business Day, June 6th the fourth Index Business Day and the next Index Business Day after June 6th would be the final day of the Measurement Period. The same approach would be applied if there is a Market Disruption Event during a five-day Final Measurement Period.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date) or the Calculation Date (in the event that the Final Measurement Period is the Calculation Date), the Index Closing Level for such Redemption Valuation Date, Call Valuation Date or Calculation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there is a Market Disruption

Specific Terms of the Securities

Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date) or Calculation Date (in the event that the Final Measurement Period is the Calculation Date) occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation Date, Call Valuation Date or Calculation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date or Calculation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index Constituent Securities, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts;

(c)	the Index is not published; or

(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic positions.

Specific Terms of the Securities

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the three Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the third Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation Agent, in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Specific Terms of the Securities

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. ,or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index or Termination of Our License Agreement with the Index Sponsor; Alteration of Method of Calculation

If (i) the Index Sponsor or Index Calculation Agent discontinue publication of, or otherwise fails to publish, the Index, (ii) our license agreement with the Index Sponsor terminates or (iii) the Index Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “successor index”), and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination, Coupon Amounts and the amount payable at maturity, call or upon early redemption and all other related payments terms by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Sponsor or Index Calculation Agent discontinue publication of the Index, our license agreement with the Index Sponsor terminates or the Index Sponsor or Index Calculation Agent do not

Specific Terms of the Securities

make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Coupon Amounts, Current Principal Amount, Current Indicative Value (or “intraday indicative value”), Closing Indicative Value, Index Factor, Residual Factor, Daily Tracking Fee, Accrued Dividend, Daily Dividend, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity, call, upon early redemption by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.

An “Index Replacement Event” means:

(a)

an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after June 19, 2020 that (i) makes it illegal for UBS AG or its affiliates to hold,

Specific Terms of the Securities

acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c)

any event that occurs on or after June 19, 2020 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a substitute index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Coupon Amount, the Accrued Dividend, the Daily Dividend, if any, the Daily Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement

Specific Terms of the Securities

Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, and all related payment terms based on the Index Closing Level calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS may, in its sole discretion, amend the title of the Securities in order to remove reference the former Index and to make such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the relevant successor index or Substitute Index, as applicable.

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors — There are potential conflicts of interest between you and the Security Calculation Agent” in this prospectus supplement beginning on page S-32 for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” and “— Early Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may issue additional Securities in amounts that exceed the amount on the cover any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

Specific Terms of the Securities

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituent Securities or the Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index Constituent Securities or other securities of issuers of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange- traded funds or other instruments based on the level of the Index or the value of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices, corporations or MLPs, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in a Measurement Period or on any Redemption Valuation Date. That step may involve sales or purchases of any of the Index Constituent Securities, listed or over-the- counter options or futures on the Index Constituent Securities or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-19 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date hereof and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “Unrelated Business Taxable Income,” the discussion below does not apply to tax exempt organizations. If an entity or arrangement that is classified as a partnership for tax purposes holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX

Material U.S. Federal Income Tax Consequences

CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, the terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Accrued Dividend, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index Constituent Securities that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index Constituent Securities that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) dividends eligible for the corporate dividends-received deduction, or (iii) tax-free return of capital distributions. Furthermore, in the case of Index Constituent Securities that are classified as partnerships for tax purposes, such distributions may not be attributable to income allocations or may be attributable to allocations of long-term capital gain which may be subject to tax at preferential rates.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to accrued but unpaid Coupon Amounts and the Accrued Dividend, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if your holding period in the Securities exceeds one year. In general, your tax basis in your Securities will be equal to the price you paid for the Securities (including the creation fee, if any, payable by institutional investors transacting directly with UBS Securities LLC). Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is possible that the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) partnerships are considered to be pass-thru entities. We understand that a significant portion of the Index, although less than a majority of the Index, is comprised of entities that are classified as partnerships for tax purposes. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references entities that are not pass-thru entities, but that includes a significant amount of pass-thru entities, such as the Index. In addition, it is possible that

Material U.S. Federal Income Tax Consequences

the Index in the future could primarily consist of entities that pass-thru entities, in which case it is more likely that Section 1260 would apply to the Securities.

If the Securities are subject to Section 1260, then it would apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are issued by pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities) on the date that you purchased the Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass- Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge), unless you provide clear and convincing evidence to the contrary. Furthermore, it is possible that the Securities could be subject to Section 1260 even if you don’t recognize any long-term capital gain in respect of the Securities if you would have recognized long-term capital gain if the Securities had only referenced the Index Constituents Securities that are pass-thru entities.

The Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Pass-Thru Index Constituents Index Constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Furthermore, it is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Pass-Thru Index Constituents or whether it should be computed separately with respect to each Pass-Thru Index Constituent. If the determination must be based on each individual Pass-Thru Index Constituent, there is a greater chance that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

If the Securities are subject to Section 1260, the Excess Gain Amount with respect to the Securities will depend, in addition to the factors above, (a) upon the amount of distributions that are made on each Pass-Thru Index Constituent (and thus the corresponding Coupon Amount) and the amount of ordinary income and short-term capital gain that is allocated to a direct holder of each Pass-Thru Index Constituent and (b) the amount of ordinary income that a direct investor in each Pass-Thru Index Constituent would recognize upon a sale of a direct interest in such Index Constituent Security in respect of any “Section 751 assets” that are held by the Index constituent.

Because you will only be able to avoid the application of Section 1260 to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities.

Material U.S. Federal Income Tax Consequences

You are strongly urged to consult your tax advisor regarding the potential application of Section 1260 to your investment in the Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. For example, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes. Under this treatment, you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. In addition, you would be required to treat the Daily Tracking Fee as amounts of expense that would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors. Such amount would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities. In addition, under this treatment, it is possible that a portion of each Coupon Amount would be taxed at long-term capital gains rates or treated as a tax-free return of capital. Furthermore, under this treatment, you may be treated as a partner in entities in the Index that are classified as partnerships for U.S. federal income tax purposes, in which case you would be subject to federal and state filing requirement applicable to a partner in such entities.

Even if you are not treated as owning the Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation

Material U.S. Federal Income Tax Consequences

was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Accrued Dividend that you receive on the Securities, unless such Coupon Amounts and the Accrued Dividend, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Accrued Dividend, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituent Securities. If your Securities are so treated, it is likely that a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Material U.S. Federal Income Tax Consequences

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

We believe, and we intend to take the position, that (subject to the exceptions below) non-U.S. holders of Securities will generally be subject to withholding tax under Section 871(m) of the Code. More specifically, Section 871(m) and the Regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States) and that were issued on or after January 1, 2017. The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, however, and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe that the Index is not a “qualified index” and that therefore the Securities will not be eligible for this exception. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the constituents of the index. Accordingly, the Securities should be treated as referencing the Index Constituent Securities for Section 871(m) purposes.

The Index is comprised of (a) Canadian corporations, (b) entities that are classified as U.S. corporations for U.S. federal income tax purposes and (c) entities that are classified as U.S. partnerships for U.S. federal income tax purposes. The Section 871(m) tax will not apply with respect to the portion of the Coupon Amount that is allocable dividends on the Canadian corporations in the index, but it will apply to the portion of the Coupon Amount that is allocable to dividends on the U.S. corporations in the Index. In the case of partnerships in the Index, while Section 871(m) only applies to corporations, delta-one contracts that reference a “covered partnership” (generally defined as a partnership that holds corporate shares in excess of certain thresholds) are also subject to Section 871(m) with respect to any dividends that are received by the covered partnership. When we pay a Coupon Amount with respect to the Securities, we will not have information as to which of the partnerships in the Index are covered partnerships, and the amount of dividends that are received by such partnerships. We therefore intend to treat the entire portion of the Coupon Amount that is allocable to distributions by partnerships in the Index as subject to the Section 871(m) withholding tax. Accordingly, we intend to treat the entire

Material U.S. Federal Income Tax Consequences

Coupon Amount and any Accrued Dividend (including amounts received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) as subject to a 30% withholding tax (subject to reduction under an applicable treaty), except with respect to the portion of the Coupon Amount that is attributable to dividends with respect to the Canadian corporations in the Index. We anticipate that other withholding agents will take the same position.

If a non-U.S. holder is entitled to a reduced withholding rate under an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

It is possible that some withholding agents may impose the Section 871(m) withholding tax described above upon each distribution on an Index Constituent Security, rather than on the date upon which a Coupon Amount is distributed on the Securities (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody). In addition, it is possible that a withholding agent or the IRS will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to a separate 30% withholding tax on the Coupon Amounts on the Securities. Although we disagree with this position, a non-U.S. holder should consult its tax advisor regarding this possibility. Furthermore, it is possible that a withholding agent or the IRS will take the position that a 30% withholding tax should apply to the portion of the Coupon Amount that is attributable to dividends with respect to the non-U.S. corporations in the Index in addition to the Section 871(m) tax that applies to the remaining components of the Index.

FATCA. Payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should generally assume that withholding agents will generally treat the Coupon Amounts as subject to FATCA unless the Coupon Amount is exempt from the Section 871(m) withholding tax under the rules described above.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Alternative Treatments. Certain alternative characterizations of the Securities could have further consequences to non-U.S. holders. Under one potential alternative characterization, a non-U.S. holder of the Securities could be treated as directly owning the Index Constituent Securities. If the Securities are so treated, a non-U.S. holder would be treated as engaged in a U.S. trade or business with respect to the portion of the Securities that references Index Constituent Securities that are issued by domestic partnerships for U.S. federal income tax purposes. Accordingly, under this alternative treatment, a non-U.S. holder could be required to file U.S. federal, state and local income tax returns and pay net-basis U.S. federal, state and local income tax on a portion of any income or gain that it recognizes as a result of its investment in the Securities. In addition, a non-U.S. holder that is a foreign corporation could potentially be subject to the U.S. branch profits tax with respect to such income or gain.

FIRPTA. In addition, even if holders of the Securities are not treated as owning the Index Constituent Securities, if a non-U.S. holder owns or is treated as owning more than 5% of the Securities (or if the

Material U.S. Federal Income Tax Consequences

Securities are not considered regularly traded on an established securities market), that non-U.S. holder could be treated as owning a “United States real property interest” within the meaning of Section 897 of the Code, in which case all or a portion any gain that it recognizes upon the sale, redemption or maturity of its Securities could be deemed to be “effectively connected income,” with the consequences described in the previous paragraph. In addition, amounts that a non-U.S. holder receives upon the sale, early redemption or maturity of a Security that is treated as a “United States real property interest” could be subject, in whole or in part, to a withholding tax.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering

Benefit Plan Investor Considerations

purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $50,000,000 aggregate Stated Principal Amount of Securities (2,000,000 Securities) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Daily Tracking Fee in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge institutional investors who are able to purchase Securities directly from it, a creation fee, which may vary over time at UBS’s discretion. It is likely that the prices at which an institutional investor who has purchased Securities directly from UBS Securities LLC will sell such Securities to investors will reflect any such creation fee paid to UBS. Accordingly, such fee may influence the price that investors pay for their Securities in the secondary market.

UBS expects that delivery of the Securities pursuant to this prospectus supplement will be made against payment therefor on the third business day following the Initial Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the date of this prospectus supplement will be required, by virtue of the fact that the Securities will initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to make such trades should consult their own advisor.

Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate Stated Principal Amount of Securities set forth on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of the Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market- making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-69, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Supplemental Plan of Distribution

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Daily Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: ol-ubs-etracs@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No. 90269A351

[BODY OF EMAIL]

Name of broker: [                ]

Name of beneficial holder: [                ]

Number of Securities to be redeemed: [                ]

Applicable Redemption Valuation Date: [[                ], 20[    ]1

Broker Contact Name: [                ]

Broker Telephone #: [                ]

Broker DTC # (and any relevant sub-account): [                ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

[1]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $            ETRACS Alerian Midstream Energy Index ETN due June 21, 2050, CUSIP No. 90269A351 , redeemable for a cash amount based on the performance of Alerian Midstream Energy Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]2, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

By:

Name:
Title:
Telephone:

E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date, subject to UBS’s right to waive such minimum redemption amount in its sole discretion.)

[2]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$400,000,000 ETRACS Alerian Midstream Energy Index ETN due June 21, 2050 Prospectus Supplement dated June 19, 2020 (To Prospectus dated October 31, 2018) UBS Investment Bank